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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒)
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Alliant Techsystems Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Daniel J. Murphy, Jr. Chief Executive Officer	Alliant Techsystems Inc. 5050 Lincoln Drive Edina, MN 55436-1097

June 23, 2004

Dear Stockholder:

        It is my pleasure to invite you to attend the fourteenth Annual Meeting of Stockholders of ATK (Alliant Techsystems Inc.), which will be held at 2:00 p.m. on Tuesday, August 3, 2004, at our headquarters, 5050 Lincoln Drive, Edina (suburban Minneapolis), Minnesota.

        The proposals to be considered at the meeting are described in the Notice of Annual Meeting and Proxy Statement that accompany this letter. We will also present a report on our business operations, and you will have an opportunity to ask questions.

        Your vote on the proposals is important. Whether or not you attend the meeting, we encourage you to vote your shares in order to make certain that you are represented at the meeting. You may vote your shares by telephone or Internet as described in the enclosed proxy card or by completing and signing the enclosed proxy card and promptly returning it in the envelope provided. You may, of course, attend the meeting and vote in person.

        Our Board of Directors recommends that you vote FOR all of the Board's nominees for election as directors, FOR the ratification of the appointment of the Company's independent auditors, and AGAINST the stockholder proposal described in the Proxy Statement. Our Board of Directors appreciates your support.

        If you plan to attend the meeting, please let us know. See the Admission Policy on the next page for instructions on admission to the meeting.

        I look forward to seeing you at the Annual Meeting.

Sincerely,

Daniel J. Murphy, Jr.

ADMISSION POLICY

        All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on August 3, 2004. To be admitted to the meeting, you must present the admission ticket attached to the enclosed proxy card and your photo identification, or if you elected to receive stockholder materials electronically, you must request an admission ticket by e-mailing alliant.corporate@atk.com. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification.

        Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), to obtain an admission ticket you will need to bring your photo identification and a copy of a statement reflecting your share ownership as of the record date and check in at the registration desk at the meeting. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

ii

ALLIANT TECHSYSTEMS INC.
5050 Lincoln Drive
Edina, MN 55436-1097

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, August 3, 2004, at 2:00 p.m. central time
Place:	Alliant Techsystems Inc. headquarters 5050 Lincoln Drive Edina (suburban Minneapolis), Minnesota
Proposals to be Voted on:	• Election of eleven directors.
• Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2005.
• A stockholder proposal described in the Proxy Statement, if the proposal is presented at the meeting.
Record Date:	June 7, 2004
Voting by Proxy:
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting in person, please mark, date and sign the enclosed proxy card and mail it in the enclosed envelope. No postage is required if the proxy is mailed in the United States. Most stockholders also have the alternatives of voting their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement.
Admission to the Meeting:	You will be admitted to the meeting only if you have a ticket. See the Admission Policy on the previous page for instructions on obtaining a ticket.
By Order of the Board of Directors,
Ann D. Davidson Secretary
June 23, 2004

iii

ALLIANT TECHSYSTEMS INC.
5050 Lincoln Drive
Edina, MN 55436-1097

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
August 3, 2004

GENERAL INFORMATION

QUESTIONS AND ANSWERS ABOUT VOTING

Q:	What am I voting on?
A:	• Election of eleven directors currently serving on our Board of Directors.
• Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the current fiscal year.
• A stockholder proposal that is described later in this Proxy Statement. If the stockholder proposal is not presented at the Annual Meeting, it will not be voted upon.
Q:	Who is soliciting my vote?
A:	Our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. Our management prepared this Proxy Statement for the Board of Directors.
Q:	When was this Proxy Statement mailed?
A:	This Proxy Statement was first mailed to stockholders on or about June 23, 2004.
Q:	What if I did not receive a copy of the Company's Annual Report?
A:
A copy of the Annual Report on Form 10-K for our fiscal year ended March 31, 2004, which we call fiscal year 2004, was mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. If you did not receive a copy, please write to us at our executive offices, or call us at (952) 351-3059.
Q:	Who is entitled to vote at the Annual Meeting?
A:	Stockholders can vote their shares of our common stock at the Annual Meeting if our records show that they owned their shares as of the close of business on June 7, 2004, which was the record date.

During ordinary business hours on the ten days prior to the date of the meeting, a list of stockholders entitled to vote at the meeting will be available in the Secretary's office at the Company's headquarters for inspection by stockholders for any purpose related to the meeting.

Q:	How do I vote my shares without attending the meeting?
A:	You may vote by telephone, Internet or mail, as explained below:

Voting by telephone or Internet: If you are a stockholder of record, which means that you hold a stock certificate for your shares, you may submit your proxy by following the instructions on your proxy card. If you vote by telephone or Internet, you do not need to return your proxy card. Telephone and Internet voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on August 2, 2004.
Voting by mail: You may vote by mail by signing, dating and mailing the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.
Q:	How do I vote if my shares are held by my broker or someone else in street name?
A:	• If you are not a stockholder of record, you will receive voting instructions from the party that holds your shares of record for your account.
•
You cannot vote your shares at the Annual Meeting unless you obtain authorization from the party that holds your shares of record for your account. Your voting instructions from the record holder of your shares may contain instructions on how to obtain this authorization.
Q:	How do I vote if my shares are held in an ATK 401(k) plan?
A:	• You may vote by mail, telephone or Internet. The plan trustee will vote your shares as you instruct.
•
If you do not sign and return your proxy card or vote by telephone or Internet by the deadline, the trustee will vote your shares, as well as any shares that have not been allocated to participant accounts, in the same manner and proportion as it votes shares for which it received voting instructions.
• You cannot vote your 401(k) plan shares at the Annual Meeting.
Q:	How do I vote if my shares are held in the ATK Employee Stock Purchase Plan?
A:	If you are a participant in our Employee Stock Purchase Plan, you will receive voting instructions from E*TRADE Securities LLC, which holds the shares of record for your account.
Q:	What shall I do if I receive more than one proxy card?
A:	If you receive more than one proxy card, it may be that:
• you hold shares in more than one account—such as individually of record, in one of our 401(k) plans, or in street name through a broker, or
• you have shares that are registered in different variations of your name.

You should vote all of the shares for which you receive a proxy card. If you receive more than one proxy card, and they all are accompanied by return envelopes addressed to the same return address, you may return all of your proxy cards in the same envelope. However, if any of the proxy cards you receive are accompanied by return envelopes addressed to different return addresses, be sure to return each proxy card in the envelope that accompanied it. If you vote by telephone or Internet, vote once for each proxy card you receive.
Q:	How will my shares be voted if I don't mark my proxy card?
A:
You are encouraged to mark your proxy card indicating how you wish to vote your shares. If you do, your shares will be voted as you instruct, assuming that you properly sign your proxy card and that it is received in time to be voted at the Annual Meeting. If you properly sign and return your proxy card, but you do not indicate how you wish to vote your shares on a proposal, your shares will be voted as follows on that proposal:
• FOR all of the Board's nominees for election as directors (Proposal 1).

	•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year (Proposal 2).
	•	AGAINST the stockholder proposal (Proposal 3).
Q:	Can I change my vote?
A:	You can change your vote before the vote is taken at the Annual Meeting. If you are a stockholder of record, you can change your vote by:
	•	signing and delivering to our Corporate Secretary a written request to revoke your proxy vote;
	•	signing and mailing a new, properly completed proxy card with a later date than your original proxy card;
	•	voting by telephone or the Internet at a later time, until 11:59 p.m. Eastern Time on August 2, 2004; or
	•	attending the Annual Meeting and voting in person.
If you are not a stockholder of record, you must instruct the party that holds your shares of record for your account of your desire to change your vote.
Q:	What constitutes a quorum at the Annual Meeting?
A:
On the record date, there were 37,578,209 shares of our common stock outstanding. This does not include 3,978,889 shares that were held in our treasury and cannot be voted. Each share is entitled to one vote. Holders of a majority of the shares outstanding must be present at the Annual Meeting in order for there to be a quorum. You will be considered present at the Annual Meeting if you are in attendance and vote your shares at the meeting, or if you have submitted a properly completed proxy card or properly voted by telephone or the Internet.
Q:	How will abstentions and broker non-votes affect the quorum and voting?
A:	•	If you withhold your vote on the election of directors or abstain from voting on any other proposal, you will still be considered present at the Annual Meeting for purposes of determining a quorum.
	•	If you withhold your vote from a director nominee, this will reduce the number of votes cast for that nominee.
•
If you abstain from voting on one of the other proposals, your shares will still be considered in determining the vote required to approve the proposal, so you will be deemed to have voted against that proposal.
•
If shares are held in nominee street name, such as by a broker, and the nominee cannot vote the shares on a specific proposal because no voting instructions were received from the owner, the failure of the nominee to vote the shares is called a "broker non-vote." Shares affected by broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum because the shares will have been voted on at least one other proposal. Shares affected by broker non-votes will not, however, be considered in determining the vote required to approve the specific proposal on which the shares could not be voted, and will not be deemed to have voted against the proposal.
Q:	What vote is required to approve the proposals?
A:	If a quorum is present at the Annual Meeting:
	•	The eleven nominees for election as directors who receive the largest number of votes properly cast FOR the directors will be elected directors.

	•	Each other proposal properly presented at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.
Q:	Who will tabulate the votes at the Annual Meeting?
A:	Mellon Investor Services LLC, our transfer agent, will provide inspectors of election to tabulate the votes cast before and at the Annual Meeting.
Q:	How will the solicitation of proxies be handled?
A:	•
Proxies are being solicited primarily by mail, but proxies may also be solicited personally, by telephone, facsimile and similar means. Our directors, officers and other employees may help with the solicitation without additional compensation.
	•	We will reimburse brokers, banks and other custodians and nominees for their reasonable expenses in forwarding proxy solicitation materials to the owners of the shares they hold.
	•	We will pay all other expenses of preparing, printing and mailing the proxy solicitation materials.
Q:	Can I receive future annual reports and proxy materials electronically via the Internet instead of receiving paper copies through the mail?
A:
Yes. We are offering you the opportunity to access future annual reports and proxy materials over the Internet rather than in printed form. Internet access will give you faster delivery of these documents and reduce our cost of printing and mailing them. To consent to electronic delivery via the Internet, check the applicable box on your proxy card. When we send out future documents, we will notify you by mail with instructions for accessing the documents over the Internet and for voting. As a result of your consent, we may no longer distribute printed materials to you until such consent is revoked. Your consent may be revoked at any time by contacting our transfer agent, Mellon Investor Services, LLC, Overpeck Centre, 85 Challenger Road, Ridgefield Park, NJ 07660 (telephone: 1-800-851-9677; web site: www.melloninvestor.com). If your shares are held in street name, please contact your broker or bank and ask about the availability of electronic delivery. If you do not choose to receive our annual report and proxy materials via the Internet, you will continue to receive these materials in the mail.
OTHER QUESTIONS AND ANSWERS
Q:	What if other business is brought up at the Annual Meeting?
A:	•
Our Board of Directors does not intend to present any other matters for a vote at the Annual Meeting. The only stockholder proposal that can be presented at the Annual Meeting is the one included in this Proxy Statement as Proposal 3. No other stockholder has given the timely notice required by our By-Laws in order to present a proposal at the Annual Meeting. Similarly, no additional candidates for election as a director can be nominated at the Annual Meeting because no stockholder has given the timely notice required by our By-Laws in order to nominate a candidate for election as a director at the Annual Meeting. If any other business is properly brought before the meeting, the persons named as proxy on the proxy card will vote on the matter using their best judgment.
•
Information regarding the requirements for submitting a stockholder proposal for consideration at next year's annual meeting, or nominating a candidate for election as a director at next year's annual meeting, can be found near the end of this Proxy Statement under the heading "Future Stockholder Proposals."

Q:	What if I want to attend the Annual Meeting?
A:
All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on August 3, 2004. To be admitted to the meeting, you must present the admission ticket attached to the enclosed proxy card and your photo identification, or if you elected to receive stockholder materials electronically, you must request an admission ticket by e-mailing alliant.corporate@atk.com. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification.

Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), to obtain an admission ticket you will need to bring your photo identification and a copy of a statement reflecting your share ownership as of the record date and check in at the registration desk at the meeting. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.
Q:	Where are ATK's executive offices located?
A:	Our executive offices are located at 5050 Lincoln Drive, Edina, MN 55436-1097, which is also the location of the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of shares of our common stock beneficially owned (as defined by the Securities and Exchange Commission for proxy statement purposes) as of June 7, 2004 by (1) each person known by the Company to beneficially own more than 5% of the Company's common stock, (2) each of our directors, (3) each executive officer named in the Summary Compensation Table included later in this Proxy Statement, and (4) all of the directors and executive officers as a group. Unless otherwise noted, the persons listed in the table have sole voting and investment powers with respect to the shares of common stock owned by them.

Name of Beneficial Owner	Shares Owned Directly or Indirectly(2)	Exercisable Stock Option Shares(3)	Total Shares Beneficially Owned	Percent of Shares Outstanding(4)
T. Rowe Price Associates, Inc.(1)	2,514,600	-0-	2,514,600	6.7%
Frances D. Cook	8,165	-0-	8,165	*
Gilbert F. Decker	13,370	-0-	13,370	*
Mark W. DeYoung	3,289	18,826	22,115	*
Ronald R. Fogleman	912	-0-	912	*
Jeffrey O. Foote	2,546	35,500	38,046	*
Jonathan G. Guss	17,308	-0-	17,308	*
David E. Jeremiah	16,296	-0-	16,296	*
Roman Martinez IV	1,912	-0-	1,912	*
Paul David Miller	21,266	113,750	135,016	*
Daniel J. Murphy, Jr.	4,133	20,000	24,133	*
Eric S. Rangen	5,617	36,875	42,492	*
Robert W. RisCassi	7,183	-0-	7,183	*
Michael T. Smith	13,258	-0-	13,258	*
William G. Van Dyke	1,783	-0-	1,783	*
Nicholas G. Vlahakis	6,378	27,500	33,878	*
All directors and executive officers as a group (24 persons)	158,850	401,494	560,344	1.5%

*
Less than 1%.

(1)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2004, reporting beneficial ownership as of December 31, 2003. The Schedule 13G reported that T. Rowe Price has sole voting power over 403,400 shares and sole dispositive power over 2,514,600 shares. T. Rowe Price reported that it serves as an investment adviser for individual and institutional clients and that no one client accounts for more than 5% of the shares. T. Rowe Price's address is 100 East Pratt Street, Baltimore, Maryland 21202.

(2)
Except for T. Rowe Price, includes shares of restricted common stock. Restricted stock held by directors is discussed in the section entitled "Non-Employee Director Restricted Stock Plan" under the heading "Compensation of Directors" later in this Proxy Statement. Restricted stock held by executive officers is discussed in footnote (4) to the Summary Compensation Table later in this Proxy Statement. Includes shares allocated, as of June 7, 2004, to the accounts of executive officers under one of our 401(k) plans. Includes shares allocated, as of June 7, 2004, to the accounts of executive officers who participate in our 1997 Employee Stock Purchase Plan. Mr. Miller's amount includes 168 shares held by his wife. Excludes 237,068 shares held in trust under a master trust agreement for ATK's defined benefit plans. The named fiduciary for that trust is Eric S. Rangen. Although Mr. Rangen may be deemed to "beneficially own" the shares held by the trust because of his voting and investment powers with respect to those shares, Mr. Rangen disclaims beneficial ownership of those shares. Excludes phantom stock units credited to the accounts of individuals who participate in either our Deferred Fee Plan for Non-Employee Directors (described under the heading "Compensation of Directors" later in this Proxy Statement) or our Nonqualified Deferred Compensation Plan (described under the heading "Other Plans and Agreements With Executive Officers" later in this Proxy Statement), which units are payable solely in cash.

(3)
Shares covered by stock options exercisable on June 7, 2004, or within 60 days thereafter.

(4)
Assumes the issuance of the shares covered by the exercisable stock options held by each person or the group, as applicable.

PROPOSAL 1

ELECTION OF DIRECTORS

        Eleven directors are to be elected at the Annual Meeting, to hold office until the 2005 annual meeting of stockholders and until their successors have been elected and have qualified or their service ends earlier through death, resignation, retirement or removal from office. Our Board of Directors has nominated for election as directors the eleven nominees listed below, all of whom are currently directors. Each of these nominees was recommended by the Board's Nominating and Governance Committee and has agreed to serve, if elected. The Nominating and Governance Committee asked Admiral Jeremiah to continue to serve until the 2005 annual meeting of stockholders in order to ensure a smooth transition in Company leadership with the addition of two new members to the Board. As permitted by ATK's Corporate Governance Principles, the Nominating and Governance Committee waived the requirement that Admiral Jeremiah retire from the Board based on his age. Although we do not know of any reason why any of the nominees might become unavailable for election, if that should happen, the Board may recommend a substitute nominee. Shares represented by proxies will be voted for any substitute designated by the Board.

        Our Board of Directors recommends a vote FOR the election as directors of all of the nominees listed below.

Frances D. Cook, age 58; director since January 2000
•	International business consultant with the Ballard Group LLC since May 1999.
•	Ambassador to the Sultanate of Oman from 1995-1999.
•	Deputy Assistant Secretary of State, Political-Military Affairs from 1993-1995.
•	Ambassador to the Republic of Cameroon from 1989-1993.
•	Country Director for West Africa, Department of State from 1987-1989.
•	Deputy Assistant Secretary of State for Refugee Affairs from 1986-1987.
•	Consul General, Alexandria, Egypt from 1983-1986.
•	Ambassador to the Republic of Burundi from 1980-1983.
•	Other directorships: Pegasus Energy Ltd., Save a Child's Heart, and Children of Africa.
•	Other activities: Member of the Board of Advisors for Global Options Inc.; Senior Fellow, Center for Naval Analyses (CNA); Trustee of Enterpriseworks Worldwide; and member of the Council on Foreign Relations, the Harvard Club of NYC, the Washington Institute for Foreign Affairs and Phi Beta Kappa Alumni.

Gilbert F. Decker, age 67; director since December 1997
•	Consultant since September 2001.
•	Formerly, Executive Vice President, Operations of Walt Disney Imagineering (a provider of master planning, real estate development, attraction and show design, engineering and production support, project management and other development services to The Walt Disney Company) from April 1999 to September 2001.
•	Private consultant to electronics and aerospace companies from May 1997 to April 1999. Also held Chief Executive Officer positions with Xeruca Holding, Incorporated and Penn Central Federal Systems Company, from March 1985 to April 1992.
•	Assistant Secretary of the Army-Research, Development and Acquisition from April 1994 to May 1997.
•	Other public company directorships: The Allied Defense Group, Inc. and Anteon International Corporation.
•	Other directorships: SOLAICX, Inc.
•	Other activities: Member of the National Advisory Committee to the Whiting School of Engineering of Johns Hopkins University and the Board on Army Science and Technology of the National Academy of Sciences.

General Ronald R. Fogleman, USAF (Ret.), age 62; director since May 2004
•	Chairman and Chief Executive Officer of Durango Aerospace Incorporated (an international aviation consulting firm) since September 1997.
•	Prior to his retirement from the U.S. Air Force in September 1997 following a 34-year career, he was Chief of Staff of the U.S. Air Force and a member of the Joint Chiefs of Staff from 1994 to 1997 and Commander-in-Chief of the U.S. Transportation Command (CINCTRANS) from 1992 to 1994.
•	Other public company directorships: AAR Corp., Mesa Air Group, Inc. and World Airways, Inc.
•	Other directorships: EAST Inc., First National Bank of Durango, IDC, Rolls-Royce North America and Thales-Raytheon Systems.
•	Other activities: Senior Vice President of Projects International, an international business advisory company; Chairman of the Falcon Foundation and the Airlift/Tanker Association; and member of the Defense Policy Board, the Board of Trustees for MITRE Corporation, the National Aeronautics and Space Administration Advisory Council, the Jet Propulsion Laboratory Advisory Board, the Council on Foreign Relations, the Pacific Century Institute, the Fort Lewis College Foundation and the Air Force Association.

Jonathan G. Guss, age 45; director since August 1994
•	Director, Chief Executive Officer and President of Bogen Communications International, Inc. (a producer of sound processing equipment and telecommunications peripherals) since December 1997.
•	Principal and President of Active Management Group, Inc., a firm that provides turnaround management services, since May 1990.
•	Principal and Chief Executive Officer of EK Management Corp., the general partner of EK Associates, L.P.

Admiral David E. Jeremiah, USN (Ret.), age 70; director since April 1995
•	Partner and President of Technology Strategies & Alliances Corporation (a strategic advisory and investment banking firm engaged primarily in the aerospace, defense, telecommunications and electronics industries) since October 1994.
•	Prior to his retirement from the U.S. Navy in February 1994 following a 39-year career, he was Vice Chairman, Joint Chiefs of Staff from 1990 to 1994 and Commander-in-Chief of the United States Pacific Fleet from 1987 to 1990.
•	Other public company directorships: Todd Shipyards Corporation.
•	Other directorships: GEOBIOTICS, LLC and Wackenhut Services, Incorporated.
•	Other activities: Chairman, ManTech International Advisory Board; member and Vice Chairman of the President's Foreign Intelligence Advisory Board; and member of the Northrop Grumman Corporation (Integrated Systems Sector) Board of Visitors, the Board of Trustees for MITRE Corporation, the Jewish Institute for National Security Affairs Board of Advisors and the Defense Policy Board.

Roman Martinez IV, age 56; director since May 2004
•	Independent investor and financial advisor since May 2003.
•	Retired as a Managing Director of Lehman Brothers, an investment banking firm, in May 2003, following a 31-year career with the firm.
•	Other public company directorships: GreenPoint Financial Corp.
•	Other directorships: New York-Presbyterian Healthcare System, New York-Presbyterian Hospital, and the International Rescue Committee.
•	Other activities: Member of the Council on Foreign Relations and the Cuba Study Group.

Admiral Paul David Miller, USN (Ret.), age 62; director since January 1999
•	Chairman of the Board of ATK since January 1999.
•	Chief Executive Officer of ATK from January 1999 through September 2003.
•	President of ATK from March 2000 to January 2001.
•	President of Sperry Marine Inc. from November 1994 to January 1999.
•	Vice President of Litton Industries, Inc. (which acquired Sperry Marine Inc. in May 1996) from September 1997 to January 1999.
•	Prior to his retirement from the U.S. Navy in November 1994 following a 30-year career, he was Commander-in-Chief, U.S. Atlantic Command, one of five U.S. theater commands, and served concurrently as NATO Supreme Allied Commander-Atlantic.
•	Other public company directorships: Donaldson Company, Inc. and Teledyne Technologies Incorporated.
•	Other directorships: SunTrust Bank (the advisory board of one of its subsidiaries).

Daniel J. Murphy, Jr., age 55; director since May 2003
•	Chief Executive Officer of ATK since October 2003.
•	Group Vice President, Precision Systems Group of ATK from April 2002 through September 2003.
•	President of ATK Tactical Systems Company from April 2001 to April 2002.
•	Prior to his retirement from the U.S. Navy in December 2000 following a 30-year career, he served in the grade of Vice Admiral as Commander, U.S. Sixth Fleet and Commander, NATO Striking and Support Forces Southern Europe.

General Robert W. RisCassi, USA (Ret.), age 68; director since March 2000
•	Vice President of L-3 Communications Corporation (a leading merchant supplier of secure communications systems and products, avionics and ocean products, microwave components and telemetry, and space and wireless products) since March 1997.
•	From April 1996 until April 1997, he was Vice President of Land Systems for Lockheed Martin C3I and Systems Integration sector. Prior to the April 1996 acquisition of Loral, he had held the same position for Loral since 1993.
•	Prior to his retirement from the U.S. Army in August 1993 following a 35-year career, he was Commander-in-Chief of the United Nations Command, ROK/U.S. Combined Forces Command, U.S. Forces Korea and Eighth U.S. Army. He served as the Vice Chief of Staff, U.S. Army from 1988-1990.

Michael T. Smith, age 60; director since December 1997
•	Chairman Emeritus of Hughes Electronics Corporation since May 2001.
•	From October 1997 to May 2001, he was Chairman and Chief Executive Officer of Hughes Electronics Corporation.
•	Vice Chairman of Hughes Electronics Corporation from 1992 to October 1997.
•	Other public company directorships: FLIR Systems, Inc., Ingram Micro Inc. and Teledyne Technologies Incorporated.
•	Other activities: Trustee of the Keck Graduate Institute of Applied Life Sciences and of Providence College.

William G. Van Dyke, age 58; director since October 2002
•	Chairman of the Board, Chief Executive Officer and President of Donaldson Company, Inc. (a leading worldwide provider of filtration systems and replacement parts) since 1996.
•	Previously, he held various management positions with Donaldson since 1978.
•	Other public company directorships: Graco Inc.
•	Other activities: Trustee of the Carlson School of Management of the University of Minnesota and member of the Executive Committee of the Minnesota Business Partnership.

CORPORATE GOVERNANCE

Corporate Governance Principles

        Our business is managed through the oversight and direction of our Board of Directors. Our Corporate Governance Principles, which include qualifications for directors, guidelines for determining director independence, and provisions for reporting concerns to the Board's Audit Committee regarding accounting, internal controls and directors' potential conflicts of interest, are attached as Appendix A to this Proxy Statement.

        Our Corporate Governance Principles and committee charters are available on our website at www.atk.com in the section called "Investor Information—Corporate Governance." Our Board regularly reviews corporate governance developments, including legal and regulatory changes, and modifies these principles and charters as warranted. All updates of our policies and procedures will be available on our website.

Business Ethics and Code of Conduct

        We have a written Code of Conduct, which applies to all directors, officers and employees. Our Business Ethics and Code of Conduct manual is available on our website at www.atk.com in the sections called "About ATK—Values" and "Investor Information—Corporate Governance." Our corporate governance principles provide that the Board will not permit any waiver of our ethics policies.

Communications with Directors

        Procedures for stockholders, or anyone else, to communicate directly with our Board are available on our website at www.atk.com in the section called "Investor Information—Corporate Governance—Contact B.O.D." Concerns regarding the Company's accounting, internal controls or auditing matters will be referred to the Audit Committee.

Director Independence

        One of our Corporate Governance Principles is that a majority of our directors be independent, and that all board committees, be comprised solely of independent directors, except the Finance Committee which must have a majority of members who are independent. Our Board has adopted the independence requirements of the New York Stock Exchange listing rules as its standard for determining director independence. They are as follows:

  •
  No director qualifies as "independent" unless the Board of Directors affirmatively determines that the director has no material relationship with ATK or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with ATK or any of its subsidiaries).

  •
  A director who is an employee, or whose immediate family member is an executive officer, of ATK or any of its subsidiaries is not independent until three years after the end of such employment relationship.

  •
  A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from ATK or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

  •
  A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of ATK or any of its subsidiaries is not "independent" until three years after the end of the affiliation or the employment or auditing relationship.

  •
  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of ATK's or any of its subsidiaries' present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship.

  •
  A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, ATK or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not "independent" until three years after falling below such threshold.

Our Board has determined that each member of the Board, except for Paul David Miller and Daniel J. Murphy, Jr., meets these independence standards. Admiral Miller does not meet these independence standards because he was our Chief Executive Officer until September 30, 2003. Mr. Murphy does not meet these independence standards because he is an executive officer and employee of ATK.

Standing Committees and Meetings of the Board and its Committees

        During fiscal year 2004, our Board of Directors met nine times and had the following committees: Audit, Finance, Nominating and Governance, and Personnel and Compensation. Membership on the Audit, Nominating and Governance, and Personnel and Compensation Committees consisted entirely of independent directors.

        As a general practice, Board members are expected to attend our annual meetings of stockholders.

        The membership of the committees, the name of each committee's chair and the number of meetings held by each of the committees during fiscal year 2004 are summarized in the following table:

			Nominating and Governance	Personnel and Compensation
	Audit	Finance
Frances D. Cook			X	X
Gilbert F. Decker	X	X
Jonathan G. Guss		X	X
David E. Jeremiah	X			X
Paul David Miller		X
Daniel J. Murphy, Jr.		X
Robert W. RisCassi		X	X
Michael T. Smith	X			X
William G. Van Dyke	X		X
Committee chair	Mr. Smith	Adm. Miller	Gen. RisCassi	Adm. Jeremiah
Number of meetings	6	3	3	5

        Each director attended at least 90% of the aggregate number of meetings of the Board and the committees on which the director served. Overall attendance at all Board and committee meetings was 97%.

Duties of the Committees

Audit Committee

        The Audit Committee, among other duties:

  •
  Appoints (subject, if applicable, to the ratification of our stockholders) and may terminate when appropriate, the independent auditors.

  •
  Reviews the planned scope of the annual audit and the independent auditors' letter of comments and management's responses.

  •
  Reviews and provides prior written consent for all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for ATK by the independent auditors.

  •
  Reviews possible violations of our business ethics and conduct and conflicts of interest policies.

  •
  Reviews any major accounting changes made or contemplated.

  •
  Reviews the performance, qualifications, organizational structure and activities of our internal audit staff.

        The Board of Directors has determined that the Chair of the Audit Committee, Michael T. Smith, is an "audit committee financial expert," as defined under applicable federal law and regulations.

        A copy of the Audit Committee Charter is attached as Appendix B to this Proxy Statement.

Finance Committee

        The Finance Committee, among other duties:

  •
  Provides oversight on matters relating to ATK's capital structure, financing strategies and insurance coverage.

  •
  Oversees the Company's employee benefit plans from a financial and investment perspective.

  •
  Has and exercises such powers and authority as the Board may delegate to it from time to time in accordance with the Company's By-Laws.

Nominating and Governance Committee

        The Nominating and Governance Committee, among other duties:

  •
  Identifies and evaluates individuals who might qualify as candidates for election to the Board.

  •
  Makes recommendations to the Board to fill vacancies or new positions on the Board.

  •
  Recommends to the Board the slate of nominees for election as directors at the annual meeting of stockholders.

  •
  Makes recommendations regarding the size and composition of the Board and its committees.

  •
  Evaluates the performance of the Board as a whole.

  •
  Recommends for election by the Board any non-incumbent Chief Executive Officer, Chief Financial Officer or Chief Operating Officer.

  •
  Recommends corporate governance principles and assesses compliance with those principles.

        The Nominating and Governance Committee will consider all stockholder recommendations for nominees to the Board. If you wish to recommend a person to the Nominating and Governance

Committee for consideration as a candidate for election as a director at an annual meeting of stockholders, you must send your recommendation to our executive offices in the manner described under the heading "Future Stockholder Proposals" near the end of this Proxy Statement. Your recommendation must be accompanied by information concerning the person's qualifications and the written consent of the person to be nominated, if selected as a nominee by the Board of Directors, and to serve on the Board if elected. Additional information regarding the requirements for nominating a person for election as a director at an annual meeting of stockholders is described under the heading "Future Stockholder Proposals" near the end of this Proxy Statement. Stockholder nominations that comply with these procedures will receive the same consideration and evaluation that the Committee gives to its own nominees.

        As set forth in its charter, the Committee may retain a search firm to help identify, screen and evaluate director candidates. A candidate must meet certain minimum requirements to be considered for nomination, including the qualifications set forth in ATK's Corporate Governance Principles. In addition, the Committee determines whether the candidate's skills and experience are complementary to those of existing Board members and considers the needs of the Board regarding technical, financial or other expertise and the overall enhancement of its effectiveness. The Chair of the Committee interviews candidates that meet these criteria, and the Committee selects nominees that best meet the Board's needs.

Personnel and Compensation Committee

        The Personnel and Compensation Committee, among other duties:

  •
  Approves salary actions pertaining to top management, subject to the Board's approval in the case of the Chief Executive Officer's compensation.

  •
  Administers and grants awards under our executive compensation plans.

  •
  Approves executive compensation actions and plans and other benefit programs that are not required by law or regulation to be approved by the full Board.

  •
  Sets annual incentive targets.

  •
  Recommends officers (other than any non-incumbent Chief Executive Officer, Chief Financial Officer and Chief Operating Officer) for election by the Board.

  •
  Evaluates the performance of ATK's officers.

  •
  Oversees ATK's leadership development and succession planning process.

  •
  Submits the report on executive compensation included in this Proxy Statement.

Compensation of Directors

Summary Compensation Information

        Only non-employee directors receive compensation for service on the Board of Directors. Their compensation is summarized in the following table.

Compensation Feature	Dollar Amount
Annual retainer	$25,000
Quarterly retainer for committee chair	2,500
Meeting attendance fees:
Board of Directors	2,000
Committees	None
Per diem payments	1,000
Value of annual restricted stock award	55,000

        The annual retainer is paid in quarterly installments. Per diem payments of $1,000 (and reimbursement of related expenses) may be made for any day on which our Chief Executive Officer believes that a non-employee director has committed a significant part of the day (outside of normal Board or Board committee service) to business issues beyond the normal scope of the director's responsibilities as a director. No per diem payments were made during fiscal year 2004.

Non-Employee Director Restricted Stock Plan

        Under the Non-Employee Director Restricted Stock Plan, each non-employee director receives automatic awards of restricted common stock with a market value of $55,000, as determined by the closing market price of ATK stock on the date of the award, upon first being elected to the Board of Directors and upon reelection at each subsequent annual meeting of stockholders. Common stock issued under this plan entitles participating directors to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends. All shares are, however, subject to certain restrictions against sale or transfer for a period, which we refer to as the restricted period, starting on the award date and ending on the earliest to occur of the following:

  •
  the third anniversary of the award date;

  •
  the retirement of the director from the Board in compliance with the Board's retirement policy as then in effect;

  •
  the termination of the director's service on the Board as a result of the director's not being nominated for reelection by the Board, but not as a result of the director's declining to serve again;

  •
  the termination of the director's service on the Board because the director, although nominated for reelection by the Board, is not reelected by the stockholders;

  •
  the termination of the director's service on the Board because of (1) the director's resignation at the request of the nominating committee of the Board, (2) the director's removal by action of the stockholders, or (3) the sale, merger or consolidation of, or a similar extraordinary transaction involving, ATK, or;

  •
  the termination of the director's service on the Board because of disability or death.

        Restricted stock is released to the director, free and clear of all restrictions, following the expiration of the restricted period.

        The plan permits the director to elect to defer receipt of the restricted stock in exchange for a credit, in stock units, to a deferred stock unit account. Directors who make a deferral election will have no rights as stockholders of ATK with respect to amounts credited to their deferred stock unit account. If cash dividends are paid on our common stock, we will pay each director an amount equal to the cash dividends that would be paid on the number of shares equal to the number of stock units credited to the director's deferred stock unit account. Payment of stock units credited to the deferred stock unit account will be made in a lump sum in an equal number of shares of our unrestricted common stock at the time specified in the director's deferral election, but no later than as soon as feasible following the director's termination of Board service.

        If a director ceases to be a member of the Board for any reason prior to the expiration of the restricted period, the director forfeits all rights in shares for which the restricted period has not expired.

        Shares of restricted stock awarded under the plan prior to 2004 are subject to similar restrictions, and shares of restricted stock awarded under a similar predecessor plan are also subject to similar restrictions. The restricted period on these shares will expire either on a specific date previously selected by the director, or on a future date designated by the director at least two years in advance of the designated date.

        The following table shows, as of March 31, 2004, the number of shares of our common stock each non-employee director holds that are still subject to the restrictions under the plans described above.

Name	Number of Shares
Frances D. Cook	7,183
Gilbert F. Decker	11,233
Jonathan G. Guss	16,633
David E. Jeremiah	3,133
Robert W. RisCassi	7,183
Michael T. Smith	11,233
William G. Van Dyke	1,783

        The shares listed in the table above are included in the table shown earlier in this Proxy Statement under the heading "Security Ownership of Certain Beneficial Owners and Management."

Deferred Fee Plan for Non-Employee Directors

        This plan permits a director to defer receipt of all or part of the director's cash fees. A director can elect to have deferred amounts credited either to a "cash account" or a "share account" as phantom stock units (based upon the market price of our common stock). Cash accounts are credited with interest quarterly at our one-year borrowing rate and share accounts will be credited with additional units if dividends are paid on our common stock. Payment of deferred amounts is made in cash following the director's termination of Board service. Phantom stock units credited to share accounts are paid out based on the market price of our common stock at the time of payout. A director may elect to receive payments either in a lump sum or in up to ten annual installments.

        Currently, four directors participate in this plan. The following table summarizes how those directors currently have their deferred fees credited and how many common stock units were credited to their share accounts as of March 31, 2004.

Name	Annual Retainer	Meeting Fees	Units as of March 31, 2004
Gilbert F. Decker	Cash account-25%	Cash account-25%	N/A
	Share account-75%	Share account-75%	3,888
Robert W. RisCassi	Share account-100%	Share account-100%	3,654
Michael T. Smith	Share account-100%	Share account-100%	6,832
William G. Van Dyke	Share account-100%	Share account-100%	1,109

Expense Reimbursement

        Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.

Indemnification Agreements

        We currently have indemnification agreements with our directors. These agreements require us to:

  •
  indemnify the directors to the fullest extent permitted by law;

  •
  advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted;

  •
  indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements; and

  •
  cover directors under our directors' and officers' liability insurance.

Stock Ownership Guidelines for Non-Employee Directors

        The Board has established stock ownership guidelines for non-employee directors of 3,750 shares, to be achieved within five years following a director's election to the Board. The Nominating and Governance Committee of the Board is expected to:

  •
  review the stock ownership of each incumbent director annually prior to the Committee's recommendation to the Board of the nominees for election as directors at the annual meeting of stockholders; and

  •
  take into consideration compliance with the stock ownership guideline, including extenuating circumstances in cases of noncompliance, when recommending the nomination for reelection of incumbent directors.

EXECUTIVE COMPENSATION

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE
OF THE BOARD ON EXECUTIVE COMPENSATION

        The Personnel and Compensation Committee of the Board of Directors is responsible for ATK's executive compensation policies and programs. We annually evaluate the performance of ATK's executive officers and review and approve all compensation paid to the executive officers. Committee membership is composed entirely of independent directors and is determined by the Board. The Committee meets throughout the year at scheduled times, or will take action by written consent when appropriate, to execute our duties. We present the Committee's actions and recommendations to the Board. The Committee has the authority to retain outside compensation consultants and other advisors as we deem appropriate.

Compensation Philosophy

        The Committee oversees the design and implementation of the Company's executive compensation programs to ensure that executive compensation is linked to Company performance and the creation of stockholder value. We base our decisions on the following core principles:

  •
  Alignment with Stockholder Interests. We strongly believe the interests of our executives must be clearly aligned with the interests of our stockholders because we believe the Company will achieve the best results when its executives act and are rewarded as owners in the business. Owners understand the importance of taking responsibility for the business, being accountable for results and working to make a difference at all times. ATK has established specific stock ownership guidelines for its executives, and programs have been created that encourage our executives to have an ownership interest in the Company.

  •
  Performance Based. We strongly believe in the principle of pay-for-performance and have built it into our executive compensation programs in a number of ways:

  (1)
  Our executives' total cash compensation varies with ATK's success in achieving financial and non-financial objectives, and long-term incentive compensation rewards the creation of long-term stockholder value.

  (2)
  Total compensation is targeted at the median of peer companies, but we have designed our executive compensation programs to deliver above-market compensation opportunities for above-market performance, and consequences for below target performance.

  (3)
  A significant portion of executive compensation is directly related to the Company's financial performance and is therefore at risk.

  •
  Long-term Focus. Our executive compensation program includes several elements, each with a slightly different purpose, to allow us to balance ATK's short-term and long-term business objectives and to focus executive efforts on the fulfillment of these objectives.

  •
  Competitive. We work to provide a competitive compensation package to our executives because we believe this will help us attract, retain and motivate a talented and diverse executive leadership group that is dedicated to the long-term interests of our stockholders.

Setting Executive Compensation

Annual Review

        Each year, the Committee conducts a review of ATK's executive compensation program to: (1) assess ongoing competitiveness; (2) review both Company and individual performance; and

(3) establish compensation levels for each executive officer. For our fiscal year 2004 review of executive compensation, the Committee engaged an outside compensation consultant to provide an independent analysis of both our executive compensation programs compared to current industry and marketplace compensation practices, and of individual compensation levels compared to the external market. The outside consultant was hired directly by the Committee and reported directly to the Committee, but did work closely with Company management throughout the process.

        As part of this review, we considered the comparable practices of companies participating in nationally known compensation surveys. The companies participating in these surveys represent both the aerospace and defense industries and other companies of similar size from general industry. The results of these surveys were adjusted to reflect ATK's revenue size, so that the comparisons were made to the practices of employers of a similar size. The target compensation levels for our executive officers were set at the median level of those survey participants used for comparative purposes. However, we retain discretion to make adjustments such that the target compensation of individual executive officers may be above or below the median market level, depending upon the executive's overall accountabilities, individual performance and experience.

Balanced Scorecard Accountability System

        Individual compensation awards are established based upon the contribution the executive has made to attain the Company's short-term and strategic performance objectives, as well as the executives' anticipated future contribution. Just as it is important to tie our executive's pay directly to the financial results of the Company, we also believe it is important to have an established system for measuring the individual performance of our executives.

        To assess the performance of individual executive officers, we review annually objective achievements under a Balanced Scorecard Accountability System. Objective, results-based accountabilities are established annually for each executive officer at the beginning of the fiscal year. At the end of the fiscal year, we review the executive officer's performance against these accountabilities and approve any base salary adjustments and annual incentive payments to the executive officers. While our process for measuring individual performance against these accountabilities is intended to be as objective as possible, we reserve the right to make subjective assessments. We also consider the recommendations of the Chief Executive Officer with respect to his assessment of the performance of the other executive officers.

Components of Our Executive Compensation Program

Base Salary

        Base salaries are intended to provide a foundation for attracting and retaining key executive talent and are paid for sustained individual performance. As a result, the base salary component of our executive compensation program is the least variable as it relates to Company performance. We review the base salaries of the executive officers annually before the beginning of each fiscal year. Generally, we decide whether an executive officer receives a base salary increase and the amount of any increase by considering the following:

  •
  the competitive salary levels for executive officers in similar positions at other companies, as shown by the results of current compensation surveys referred to above; and

  •
  the executive officer's individual performance during the preceding 12 months as measured against accountabilities established in the Balanced Scorecard Accountability System.

        During fiscal year 2004, all of the executive officers listed in the Summary Compensation Table following this report received a base salary increase.

Annual Incentive Compensation

        ATK's Management Compensation Plan is a cash-based pay-for-performance annual incentive plan, and its purpose is to motivate and reward eligible employees for their contributions to ATK's performance by making a large portion of their cash compensation variable and dependent upon Company, business unit and individual performance.

        Plan Design.    All executive officers participate in ATK's Management Compensation Plan. This plan provides for the payment of annual cash compensation if pre-established performance goals are met. Executive officers may elect to defer part or all of the payment of their annual incentive compensation under ATK's nonqualified deferred compensation plan. If an executive officer chooses to defer any annual bonus amount to the ATK stock unit account under the deferred compensation plan, an additional 10% is added to the deferred amount. At the beginning of the fiscal year we:

  •
  designate the executive officers who are eligible to participate in the plan for that fiscal year;

  •
  establish the individual, business unit and Company performance goals for each executive officer; and

  •
  determine the appropriate target award opportunity for each executive officer for achievement of the performance goals at threshold, target and outstanding performance levels. Generally, the executive officers' target award levels are established as a percentage of base salary.

        After establishing the incentive amounts described above, we add together the individual target incentive amounts of all participants within each of ATK's organizational units to determine a total target incentive fund for each organizational unit. For purposes of the incentive plan, these organizational units include ATK's subsidiary business units, business groups and the corporate staff. We use a weighting structure to determine how much each organizational unit's incentive fund will be measured by overall Company performance and the performance of the applicable business group or business unit. For example:

  •
  the incentive fund for the corporate staff, including the Chief Executive Officer, is determined based 100% upon overall Company performance; and

  •
  the incentive fund for an executive officer who is also a head of a business group is determined based 50% on group performance and 50% on overall Company performance.

        Each organizational unit's earned incentive fund is calculated separately after the end of the fiscal year. The amount of the fund can range from zero to 200% of the target incentive fund, depending upon the overall performance of the Company, business group and business unit, as applicable. We have the ability to increase a fund to 300% of its target at our discretion. However, no bonuses are paid if the threshold performance goals established at the beginning of the year are not achieved.

        Each participant's allocation from the organizational unit's earned incentive fund is based 75% upon Company, business group and business unit performance, as applicable, and 25% upon the participant's individual performance. While we determine and approve all annual incentive awards for the executive officers, we do consider the Chief Executive Officer's assessment of the individual performance of each of the executive officers other than himself.

        Fiscal Year 2004 Annual Incentive Compensation.    All of our executive officers participated in the annual incentive program for fiscal year 2004. The fiscal year 2004 goals were as follows:

Organizational Unit	Weighting
Company as a whole:
Fully diluted EPS	One-third
Free cash flow	One-third
Sales	One-third
Business groups and business units:
EBIT (earnings before interest and taxes)	One-third
Cash flow	One-third
Sales	One-third

        The specific EPS, EBIT, cash flow and sales performance goals were based on the Company's three-year strategic plan. In addition, participants with performance goals at the business group and business unit level also had an additional incentive amount to further stress the importance of continuous focus on cash flow. This additional opportunity was equal to 10% of the participant's target amount, and could be earned to the extent that monthly year-to-date cash flow goals for the first 11 months of the fiscal year were met.

        For fiscal year 2004, we approved above-target incentive payments to all executive officers. The amount by which these payments exceeded their target amount depended upon the extent to which the Company and each business group exceeded their goals. The Committee adjusted Mr. Foote's bonus payment from 137% of target to 170% of target to reflect the impact of unanticipated changes on his business unit performance. The adjustment amounted to approximately $40,000. We made no other adjustments to the bonus payments for the executive officers.

        In addition to the annual incentive payments, three of the six executive officers named in the Summary Compensation Table following this report earned the additional incentive payment for the achievement of the monthly cash flow goals. For Mr. Murphy, while still acting in his role as head of the Precision Systems Group, this amount equaled 3.9% of his target amount (a prorated amount for the portion of the year he was with the Precision Systems Group); for Mr. DeYoung, as head of the Ammunition and Related Products Group, the amount equaled 9% of his target, and for Mr. Foote, as head of the Aerospace Group, the amount equaled 9% of his target. All amounts are reflected in the bonus numbers presented in the Summary Compensation Table.

Long-Term Incentive Compensation

        Long-term incentive compensation has been provided to executive officers under ATK's stockholder approved 1990 Equity Incentive Plan. This year, we provided long-term incentive compensation to our executive officers principally through an annual grant of stock options. We determine the terms of each award at the time the award is granted, subject to the provisions of the plan.

        Stock Options.    We believe that stock options are an appropriate means of long-term incentive compensation because they provide value only when ATK's stockholders benefit from stock price appreciation. Stock options have an exercise price equal to the fair market value of our common stock on the date of grant.

        During fiscal year 2004, stock options were granted to five of the six executive officers named in the Summary Compensation Table following this report. In fiscal year 2004, we granted an aggregate of 510,800 options to officers and employees of ATK. The terms of the stock options granted to the executive officers in fiscal year 2004 changed from what we have done in the past to have a seven-year term and cliff vesting on the third anniversary of the date of grant in order to provide vesting terms that encourage an executive officer to remain with ATK over a period of years and focus on long-term stock price. The stock options granted to Mr. Vlahakis, however, vest in one year.

        Performance Shares.    In the past, we have also granted performance shares because we believe that they are an appropriate means of long-term incentive compensation and provide an effective incentive to achieve predetermined long-term performance goals. We did not grant performance share rights to our executive officers in fiscal year 2004, but we did authorize a payment on performance shares granted for the three-year performance period of fiscal year 2002 to fiscal year 2004. When we granted the performance shares, we set threshold, target and maximum average earnings per share performance goals with respect to the award, with 25% of the award paid if the threshold level was achieved, 50% of the award paid if the target level was achieved, and 100% of the award paid if the maximum level was achieved. No payment would have been made if the threshold level was not achieved. Performance shares were cancelled in the event of an executive officer's resignation (other than retirement) or termination of employment for cause.

        In fiscal year 2004, ATK achieved its maximum EPS performance goals and paid out 100% of the performance share awards to Mr. Miller, Mr. Vlahakis and Mr. Rangen. In addition, Mr. DeYoung received a 100% payout on a performance share award we had granted to him based on the successful integration of the Blount acquisition by ATK, as measured by EBIT improvement. All payouts are reflected in the Summary Compensation Table. The payouts were made in the form of common stock, except for Mr. Miller who, at the direction of the Committee, received a cash payment.

        We did not grant performance share rights as part of the executive compensation program in fiscal year 2004. However, we remain committed to paying for performance, have kept this incentive as a prominent part of our executive compensation program, and plan to grant performance shares in the executive compensation program for fiscal year 2005.

Compensation of Chief Executive Officer

        During fiscal year 2004, we executed on the critical action of transitioning the duties of Chief Executive Officer from Paul David Miller to Daniel J. Murphy. To make this transition as seamless as possible to our stockholders, we used a phased approach, which is reflected in the individual employment agreements described in a later section of this Proxy Statement.

        The annual base salary for Mr. Miller increased from $700,000 to $800,000 for fiscal year 2004 in accordance with the terms of his amended employment agreement with the Company. For fiscal year 2004, we established a target annual incentive of $640,000 for Mr. Miller. We approved an incentive payment of $1,280,000, which is 200% of his target incentive amount in accordance with the terms of his employment agreement. This payment was based on ATK's performance, specifically measuring the EPS, cash flow and sales goals against the target level, and individual performance, including his leadership skills in ATK's achievement of its goals for the fiscal year. The allocation of the amount between Company and individual performance was 75% and 25%, respectively. In addition, as outlined in his original employment agreement with the Company, we paid Mr. Miller's relocation costs as he transitioned from his duties as Chief Executive Officer. These specific amounts are outlined in the Summary Compensation Table at the end of this report. In addition, Mr. Miller, along with other executive officers named in the Summary Compensation Table following this report, received a payment of performance shares for the three-year performance period ending March 21, 2004. He received a payout of 100% of the target performance shares, based on the achievement of earnings per share performance goal at the maximum level. We did not grant stock options to Mr. Miller during fiscal year 2004.

        At the beginning of fiscal year 2004, Mr. Murphy, still acting in his position as head of the Precision Systems Group, received an increase to his base salary from $220,000 to $300,000. At that time, Mr. Murphy's incentive target was established at $200,000. On October 1, 2003, Mr. Miller officially resigned as Chief Executive Officer and the Board approved the appointment of Mr. Murphy to that position. At that time, we also approved an increase to Mr. Murphy's base salary to $600,000 and an increase in his annual incentive target to $420,000. From the period of October 1, 2003 to February 1, 2004, at the request of the Committee, Mr. Miller was still actively involved in the operations of the Company as part of the transition to Mr. Murphy. On January 21, 2004, we entered into an employment agreement with Mr. Murphy (described in a later section of this Proxy Statement). At that time, Mr. Murphy had successfully completed the transition and, therefore, we increased his base pay to a competitive level of $700,000 and his annual target incentive to $500,000, effective February 1, 2004.

        We approved an annual incentive payment for Mr. Murphy of $645,149, which is a combination of performance while head of the Precision Systems Group and as Chief Executive Officer. For the period as head of the Precision Systems Group, Mr. Murphy's bonus was $197,949 or 198% of his target incentive amount. Fifty percent of this payment was based on ATK's performance, specifically measuring the EPS, cash flow and sales goals against the target level, and 50% of this payment was based on Precision Systems Group performance, specifically measuring the EBIT, cash flow and sales goals against target level. In addition, $6,364 of this payment was made for the achievement of the quarterly cash flow goals as explained above. As Chief Executive Officer, Mr. Murphy's bonus amount equaled $447,200 or 200% of his target incentive amount. This payment was based on ATK's performance, specifically measuring the EPS, cash flow and sales goals against the target level and individual performance in recognition of his leadership skills and ATK's achievement of its goals for the fiscal year. The allocation of the amount between Company and individual performance was 75% and 25%, respectively. In January, 2004, we also awarded a special bonus to Mr. Murphy to recognize the success of the Chief Executive Officer transition period. This bonus was paid in the form of 13,000 phantom stock units credited to the Company's Nonqualified Deferred Compensation Plan. Mr. Murphy also received a stock option grant, as described above.

Stock Ownership Guidelines

        Effective April 1, 2004, we revised our stock ownership guidelines to increase the number of shares each executive must hold in order to further align the interests of our executive officers with the interests of our stockholders. Stock ownership is reported to the Committee at each meeting and failure to meet the guidelines within the allotted period of time may impact future grants of stock to an executive. The guidelines establish target levels of common stock ownership as follows:

Position	Guideline
Chief Executive Officer	50,000 shares
Chief Operating Officer and Chief Financial Officer	16,000 shares
Group Vice Presidents	12,000 shares
Chief People Officer and General Counsel	9,000 shares
Corporate Controller, Treasurer & Other Corporate Officers	6,000 shares
Subsidiary Presidents & Corporate Staff Vice Presidents	4,000 shares
Group Vice Presidents & Corporate Staff Vice Presidents	3,500 shares
Corporate Staff Vice Presidents	1,500 shares

        Recognizing that many of our executives are new to their current positions and need time to meet the new stock ownership levels, we require that our executives meet the new stock ownership levels by March 31, 2007. Until that time, we are asking our executives to demonstrate a plan for reaching those requirements. Shares of ATK common stock owned outright, restricted stock awarded to officers, unvested performance shares at target, stock held in the Company's Employee Stock Purchase Plan, stock held in the Company's 401(k) plan and phantom stock units held in the Company's nonqualified deferred compensation plan count towards an executive's plan to meet the ownership guidelines.

Limit on Tax Deductibility

        Under Section 162(m) of the U.S. Internal Revenue Code, if we pay compensation in excess of $1 million to any executive officer named in the Summary Compensation Table following this report, we can fully deduct the amounts in excess of $1 million only if we meet specified stockholder approval and Company performance requirements. Our 1990 Equity Incentive Plan and our Management Compensation Plan contain provisions approved by our stockholders. We also comply with the additional requirements relating to grants of awards and the establishment of performance goals so that the tax deductibility of amounts realized from the exercise of stock options or payment of performance shares granted under the 1990 Equity Incentive Plan and amounts paid under the Management Compensation Plan will not be limited by Section 162(m). Although we intend to maximize the deductibility of compensation paid to our executive officers, we also intend to maintain the flexibility to take actions we consider to be in ATK's best interests including, where appropriate, consideration of factors other than the tax deductibility of the compensation.

Personnel and Compensation Committee

David E. Jeremiah, Chair
Frances D. Cook
Michael T. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Personnel and Compensation Committee is either a current or former employee of ours. There are no compensation committee interlocks, which means that none of our executive officers serves as a member of the compensation committee of another entity that has an executive officer serving on our Board's Personnel and Compensation Committee. However, William G. Van Dyke, the Chief Executive Officer of Donaldson Company, Inc., serves as a member of our Board and Paul David Miller, who was our Chief Executive Officer until September 30, 2003, serves on Donaldson's Board. The Personnel and Compensation Committee's actions relating to our Chief Executive Officer's compensation are subject to the approval of our Board, but Mr. Van Dyke recuses himself from those deliberations and decisions. Actions pertaining to CEO compensation that are taken by the Human Resources Committee of Donaldson's Board are not subject to that Board's approval.

SUMMARY COMPENSATION TABLE

        The following table shows certain cash and non-cash compensation for each of the last three fiscal years that was awarded to or earned by each individual who served as Chief Executive Officer during the fiscal year and each of the other four most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2004.

										Long-Term Compensation
		Annual Compensation(1)								Awards			Payouts
Name and Principal Position	Fiscal Year(2)	Salary(3)		Bonus			Other Annual Compensation			Restricted Stock Awards(4)		Securities Underlying Options (#)	LTIP Payouts(5)		All Other Compensation(6)
Daniel J. Murphy, Jr. Chief Executive Officer	FY04 FY03 FY02	$ $ $	479,648 220,000 171,666	$ $ $	1,391,739 275,112 142,250	(7)	$ $ $	3,910 3,321 -0-	(8)	$ $ $	-0- -0- -0-	75,000 30,000 10,500	$ $ $	0 127,865 103,445	$ $ $	21,497 122,658 95,546
Nicholas G. Vlahakis Executive Vice President and Chief Operating Officer	FY04 FY03 FY02	$ $ $	400,000 350,000 300,000	$ $ $	520,000 441,000 312,000		$ $ $	3,699 3,321 355	(8)	$ $ $	-0- -0- -0-	20,000 30,000 26,250	$ $ $	532,620 -0- 248,400	$ $ $	28,857 16,835 5,723
Eric S. Rangen Executive Vice President and Chief Financial Officer	FY04 FY03 FY02	$ $ $	305,000 265,000 250,000	$ $ $	305,000 278,250 262,500		$ $ $	5,102 4,432 31,372	(8)	$ $ $	-0- -0- -0-	20,000 30,000 15,000	$ $ $	399,465 -0- -0-	$ $ $	11,098 144 153
Mark W. DeYoung Senior Vice President Ammunition & Related Products Group	FY04 FY03 FY02	$ $ $	271,375 230,000 181,667	$ $ $	274,955 237,667 138,038		$ $ $	12,274 3,321 -0-	(8)	$ $ $	-0- -0- 8,806	10,000 15,000 10,500	$ $ $	88,770 81,825 -0-	$ $ $	24,983 152,663 128,400
Jeffrey O. Foote Group Vice President Aerospace Group	FY04 FY03 FY02	$ $ $	253,462 240,000 206,667	$ $ $	212,689 252,000 164,953		$ $ $	4,087 5,397 -0-	(8)	$ $ $	-0- -0- -0-	10,000 15,000 10,500	$ $ $	-0- 127,865 196,733	$ $ $	330,025 153,295 138,864	(10)
Paul David Miller Chairman of the Board and former Chief Executive Officer	FY04 FY03 FY02	$ $ $	951,923 700,000 700,000	$ $ $	1,280,000 1,994,250 1,176,000		$ $ $	460,762 9,817 4,031	(9)	$ $ $	-0- -0- -0-	0 0 78,750	$ $ $	1,331,005 1,841,062 993,600	$ $ $	88,402 5,876 6,850

(1)
Includes amounts, if any, of salary and bonus deferred pursuant to our 401(k) Plan or Nonqualified Deferred Compensation Plan.

(2)
The three years reported upon in the table are the fiscal years ended March 31, 2004 ("FY04"), March 31, 2003 ("FY03") and March 31, 2002 ("FY02").

(3)
Amounts shown for FY04 include payouts for unused vacation in the following amounts: Mr. Murphy $12,981; Mr. DeYoung $8,375; Mr. Foote $3,462; and Mr. Miller $151,923.

(4)
Amounts shown are based upon the market price of our common stock on the date of the grant. As of the end of FY04, Mr. Vlahakis, Mr. Rangen, Mr. Foote and Mr. Miller held no shares of restricted stock; Mr. Murphy held 31 shares of restricted stock having a value of $1,686 and Mr. DeYoung held 68 shares of restricted stock having a value of $3,699, based upon the market price of our common stock at the end of the fiscal year. The final of three equal annual vesting installments for the shares of restricted stock will be in the fiscal year ending March 31, 2005. In addition, the restricted stock will vest in the event of a "change of control" of the Company. See the section entitled "Change of Control Arrangements" later in this Proxy Statement. A holder of restricted stock is entitled to receive any dividends paid on our common stock. We have not, to date, paid any cash dividends. Shares of restricted common stock are included in the table shown earlier in this Proxy Statement under the heading "Security Ownership of Certain Beneficial Owners and Management."

(5)
Mr. Vlahakis' amount for FY04 represents the value of 9,000 performance shares settled in payment of a performance share award for FY02 - FY04, based upon the market price of our common stock ($59.18) on May 3, 2004, the day before the date the payment was approved. Mr. Rangen's amount for FY04 represents the value of 6,750 performance shares settled in payment of a performance share award for FY02 - FY04, based upon the market price of our common stock ($59.18) on May 3, 2004, the day before the date the payment was approved. Mr. DeYoung's amount for FY04 represents the value of 1,500 performance shares issued in payment of a special Civil Ammunition Integration incentive award for FY04, based upon the market price of our common stock ($59.18) on May 3, 2004, the day before the date the payment was approved. Mr. Miller's amount for FY04 represents the value of 22,500 performance shares settled in payment of a performance share award for FY02 - FY04, based upon the closing market price of our common stock ($59.18) on May 3, 2004, the day before the date the payment was approved.

(6)
Includes for FY04: (a) matching contributions we made to the accounts of participants in one of our defined contribution 401(k) plans as follows: Mr. Murphy, $8,181; Mr. Vlahakis, $6,129; Mr. Rangen, $8,033, Mr. DeYoung, $6,295; Mr. Foote, $6,022; and Mr. Miller, $7,583; (b) the following dollar value to the individual of insurance premiums we paid for term life insurance in the amounts indicated in parenthesis: Mr. Murphy, $348 ($300,000); Mr. Vlahakis, $348 ($300,000); Mr. Rangen, $153 ($300,000); Mr. DeYoung, $144 ($300,000); and Mr. Foote, $123 ($300,000); (c) the following interest payments on the now discontinued long-term CVA incentive program: Mr. Murphy, $10,433; Mr. Vlahakis, $5,630; Mr. DeYoung, $18,384; and Mr. Foote, $20,049; and (d) the dollar value of the interest accrued that is above the market interest rates as determined under SEC rules on the fixed rate fund in the Company's Nonqualified Deferred Compensation Plan in the following amounts: Mr. Murphy, $2,535; Mr. Vlahakis, $16,750; Mr. Rangen, $3,722; Mr. DeYoung, $161; Mr. Foote, $4,831; and Mr. Miller, $80,819. We have no agreement with the executive officers named in (b) above that they will receive or be allocated any interest in any cash surrender value under their life insurance policies.

(7)
Amount includes a bonus payment of $746,590, which was awarded in connection with Mr. Murphy's transition to the position of Chief Executive Officer. We credited this bonus to Mr. Murphy's account under our Nonqualified Deferred Compensation Plan in the form of 13,000 phantom stock units, equal on a one-for-one basis with the number of shares of common stock having a value of $746,590 on January 20, 2004.

(8)
Amount is a tax gross-up on financial counseling fees as follows: Mr. Murphy, $3,910, Mr. Vlahakis, $3,699, Mr. Rangen, $5,102, Mr. DeYoung, $3,296; and Mr. Foote, $4,087. Mr. DeYoung's amount also includes $8,978, equal to the value of the 10% discount he received on the stock price for the allocation to the Restricted Bonus Account under the Company's Nonqualified Deferred Compensation Plan.

(9)
Mr. Miller's amount includes: (a) tax gross-ups of $185,426 related to relocation expenses and $5,771 related to financial counseling fees; and (b) perquisites pursuant to his employment agreement in the amounts of $233,519 for relocation expenses, temporary housing and loss on the sale of his home, $20,000 for a flexible perquisite benefit and $16,046 for financial counseling fees and associated expenses.

(10)
Amount includes $278,000 in severance pay, $10,000 for financial counseling for one year, an estimated $3,500 for executive outplacement services and an estimated $7,500 for health care coverage pursuant to a separation agreement entered into with Mr. Foote in connection with his termination of employment on March 31, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides information on the stock options granted during fiscal year 2004 to the executive officers listed in the Summary Compensation Table.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Share)	Expiration Date	0% ($)	5% ($)	10% ($)
Daniel J. Murphy, Jr.	75,000	14.68%	$57.43	01/20/11	-0-	$1,753,483	$4,086,362
Nicholas G. Vlahakis	20,000	3.92%	$57.43	01/20/11	-0-	$467,596	$1,089,696
Eric S. Rangen	20,000	3.92%	$57.43	01/20/11	-0-	$467,596	$1,089,696
Mark W. DeYoung	10,000	1.96%	$57.43	01/20/11	-0-	$233,798	$544,848
Jeffrey O. Foote(2)	10,000	1.96%	$57.43	01/20/11	-0-	$233,798	$544,848
Paul David Miller	-0-	-0-	$-0-	N/A	-0-	$-0-	$-0-

(1)
Each option (a) is a non-qualified stock option for tax purposes; (b) has an exercise price equal to the fair market value of our common stock on the grant date, which is seven years prior to the expiration date in the above table; (c) may be exercised by the delivery of cash and/or shares of our common stock; (d) becomes fully exercisable on the third anniversary of the grant date and remains exercisable thereafter until the expiration date or earlier expiration upon or following termination of employment (except for Mr. Vlahakis, whose options become fully exercisable on the first anniversary of the grant date); (e) may be exercised following termination of employment to the extent exercisable upon termination as follows: (i) for three years following death prior to termination, (ii) for 180 days following death after termination, (iii) for three years after termination due to layoff, retirement or disability and (iv) for 90 days after termination for any other reason other than for cause; and (f) may become exercisable in the event of a "change of control" (see the sections entitled "Executive Compensation Plan Provisions" and "Definitions" under the heading "Change of Control Arrangements" later in this Proxy Statement).

(2)
As described in this Proxy Statement under the heading "Executive Compensation—Other Plans and Agreements with Executive Officers," the vesting of Mr. Foote's stock options was accelerated pursuant to his separation agreement.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table summarizes information with respect to stock option exercises by the executive officers listed in the Summary Compensation Table during fiscal year 2004 and the value of "in-the-money" stock options held by each of them at the end of fiscal year 2004.

			Number of Securities Underlying Unexercised Options At FY04 Year-End (#)		Value of Unexercised In-the-Money Options at FY04 Year-End ($)(1)
	Shares Acquired on Exercise (#)	Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel J. Murphy, Jr.	-0-	$-0-	10,000	3,500	$127,580	$23,275
Nicholas G. Vlahakis	-0-	$-0-	75,438	8,750	$1,920,755	$58,188
Eric S. Rangen	-0-	$0-	26,875	5,000	$522,294	$33,250
Mark W. DeYoung.	-0-	$-0-	13,826	3,500	$269,324	$23,275
Jeffrey O. Foote.	-0-	$-0-	21,513	3,500	$501,971	$23,275
Paul David Miller	-0-	$-0-	460,000	-0-	$12,077,914	$-0-

(1)
The values shown in these columns represent the amount, if any, by which the market value of our common stock on March 31, 2004 ($54.40) exceeds the exercise price of each of the unexercised stock options held by the named individuals, multiplied by the number of shares issuable upon the exercise of each stock option. This value has not been, and may never be, realized. The actual value, if any, realized by the named individual upon the sale of the shares issued upon the exercise of the stock options will depend upon the price at which the shares are sold.

RETIREMENT PLANS

        All executive officers participate in the Alliant Techsystems Inc. Pension and Retirement Plan. Their benefits are calculated differently, depending upon the formula applicable to them. The formulas applying to the named executive officers are the Pension Equity Plan formula, which ATK developed with the assistance of outside consultants, the Aerospace Pension Plan formula and the Alliant Retirement Plan formula. The benefits of Messrs. Murphy and Rangen will be calculated based on the Pension Equity Plan formula considering previous service under the Aerospace Pension Plan formula or the Alliant Retirement Plan formula. The benefits of Messrs. Vlahakis, DeYoung and Foote will be calculated using the Aerospace Pension Plan formula. Mr. Miller's benefits were calculated based on the Pension Equity Plan formula considering previous service under the Aerospace Pension Plan.

Pension Equity Plan Formula

        On January 1, 2004, employees with less than 15 years of service, including Messrs. Miller, Murphy and Rangen, were transitioned to a Pension Equity Plan formula (PEP). Under this PEP formula, the participant's benefit is calculated based on the final average earnings of the highest consecutive 60 months of pay out of the last 120 months multiplied by credited years of service multiplied by a factor of 5.5% for earnings under one-half of the social security wage base and a factor of 11% for earnings greater than one-half of the social security wage base. Upon termination, employees are allowed immediate distribution in a variety of distribution alternatives including a lump sum payment. If a participant chooses to leave his or her balance in the plan, interest is credited at 4% annually.

        Transition to the new PEP formula recognizes previous benefit accruals by performing the following calculation at termination. First, the participant's balance is calculated considering his or her years of service prior to January 1, 2004 under the previous applicable pension formula and adding to that amount the benefit accrued for service from January 1, 2004 until termination under the PEP formula. This sum is compared to a benefit calculated considering all of the participant's service under the PEP formula. The greater of these two amounts is provided as the pension benefit. The pension formula for Messrs. Miller and Murphy prior to January 1, 2004 was the Aerospace Pension Plan described below. The pension formula for Mr. Rangen prior to January 1, 2004 was the Alliant Retirement Plan, Cash Balance Account described below. Mr. Miller is vested in the pension benefit but Messrs. Murphy and Rangen are not yet vested.

Aerospace Pension Plan Formula

        The Aerospace Pension Plan formula covered employees who joined us in connection with the acquisition of Hercules Aerospace Company from Hercules Incorporated or began employment in a location offering this formula. This formula contains provisions identical to those of the Hercules plan that covered the Hercules location employees prior to the acquisition. Retirement benefits under the Aerospace Pension Plan are determined under a final average earnings formula. The formula provides a monthly life annuity related to years of credited service, average recognized compensation during the highest consecutive 60 of the last consecutive 120 months of credited service, and the participant's primary Social Security benefit. Participants may elect to receive up to 51% of their benefit in a lump sum payment. Participants with at least 10 years of credited service may retire at age 60 with no reduction in their age 65 benefit, and with a reduced benefit on or after age 55. Employees who participated in the predecessor Hercules plan since on or before December 31, 1984, including Mr. Vlahakis and Mr. Foote, may retire with a reduced benefit on or after age 50. The benefits of participants electing early retirement are reduced 5% for each year that retirement precedes the age at which they are entitled to an unreduced benefit, except that this reduction percentage is decreased for each year of credited service in excess of 30 years.

Alliant Retirement Plan Formula

        Prior to April 1, 1992, a participant's accrued benefit under the Alliant Retirement Plan formula was based upon a final average earnings formula identical to that provided under the Honeywell Retirement Benefit Plan in effect at the time of the spin-off of our initial business operations by Honeywell Inc. in September 1990. Effective April 1, 1992, the Retirement Plan was amended to provide benefits based upon a cash balance account established for each participant. Participants in the Retirement Plan as of March 31, 1992 had an initial balance in their account as of April 1, 1992 equal to the present value of the benefits earned under the final average earnings formula as of that date. Newly hired employees start with an account balance of zero. Mr. Rangen was hired after 1992 and started with an account balance of zero.

        Each participant's cash balance account is credited monthly with a percentage of recognized compensation, which is generally the participant's salary and annual cash bonus. The amount of the percentage increases with length of credited service from 3.5% for newly hired employees to 8.5% for employees with at least 25 years of service. Accounts are credited with an additional percentage on the amount by which recognized compensation exceeds the Social Security wage base. The amount of this additional percentage increases with length of credited service from 3.5% for newly hired employees to 5.5% for employees with at least 10 years of service. Account balances are credited monthly with interest equal to the average one-year U.S. Treasury Bill rate during the 12 months ending September 30 of the prior calendar year. A participant's account balance vests after five years of credited service. At retirement, which may occur at or after age 55, a participant's vested account balance is payable as a monthly annuity or, if retirement occurs at or after age 62, as an optional lump sum payment.

Supplemental Executive Retirement Plan

        The Internal Revenue Code limits retirement benefits payable from qualified defined benefit plans. We pay amounts payable under the Alliant Retirement Plan and Aerospace Pension Plan in excess of those limitations under a nonqualified supplemental executive retirement plan, called a SERP. We have established a grantor trust under which we have set aside funds to satisfy certain of our obligations under the SERP. If the funds in the trust are insufficient to pay amounts payable under the SERP, we will pay the deficiency. The only two executive officers with SERP benefits beyond those described in this paragraph are Mr. Miller and Mr. Murphy. A description of their additional benefits is included in the section of this Proxy Statement entitled "Other Plans and Agreements with Executive Officers—Employment Agreements."

Retirement Benefits

        Mr. Miller retired on March 31, 2004 and he elected to receive a lump-sum payment of his retirement benefit. Mr. Miller received a lump-sum payment on June 1, 2004 of $13,880,947.

        The following table shows the estimated retirement benefit payable annually as a single life annuity at age 65 to each of the other executive officers named in the Summary Compensation Table.

Name	Estimated Annual Retirement Benefit
Daniel J. Murphy	$636,697
Nicholas G. Vlahakis	$440,291
Eric S. Rangen	$121,214
Mark W. DeYoung	$307,366
Jeffrey O. Foote.	$121,669	(1)

(1)
The estimated retirement benefit for Mr. Foote was calculated at age 65, but considering termination as of March 31, 2004.

        These estimated retirement benefits assume currently applicable interest rates, and that the individuals remain employed until age 65 at their fiscal year 2004 compensation level, including an annual incentive bonus equal to either their annual incentive bonus for fiscal year 2004, or their average annual incentive bonus for the three fiscal years ended March 31, 2004, whichever is applicable.

CHANGE OF CONTROL ARRANGEMENTS

Income Security Plan

        Our Income Security Plan is intended to secure the continued services, dedication and objectivity of management personnel in the event of a potential change of control, so that they are not hindered or distracted by the resulting personal uncertainties and risks. All executive officers participate in the Income Security Plan. In the event of a Qualifying Termination, the Income Security Plan, as amended, provides that the executive officers will receive:

  •
  base salary through date of termination to the extent not already paid;

  •
  annual bonus for the full year of termination, defined as the greater of target or average of the last three years' payouts;

  •
  a lump sum payment equal to amounts in non-qualified retirement plans as of the date of termination;

  •
  a lump sum payment in cash within 30 days after the participant's date of termination equal to three times the participant's annual base salary, annual bonus, and annual performance share or performance cash award. Annual bonus, performance share and performance cash amounts are calculated as the greater of target or average of the last three years' payouts;

  •
  welfare benefits under the Company's health, disability and life insurance programs, for three years after the participant's date of termination;

  •
  continuation of applicable executive life insurance benefits for three years following the participant's date of termination;

  •
  an amount equal to an additional three years of credited age and service under the defined benefit pension plans (both qualified and nonqualified);

  •
  an amount equal to an additional three years of Company contributions under the defined contribution plans;

  •
  continuation of perquisites for three years;

  •
  reimbursement for outplacement expenses;

  •
  legal fees and expenses incurred to receive benefits if we do not pay benefits under the plan; and

  •
  a gross-up payment necessary to cover any excise taxes payable on benefits received.

        If a participant competes with us during the one-year period following the date of termination, we will stop paying them benefits under the plan. Participants in the Income Security Plan must agree that their future stock awards will not be subject to the change of control provisions of our 1990 Equity Incentive Plan. They agree, instead, that upon a Qualifying Termination unvested stock awards will vest and become exercisable until the earlier of their normal expiration or the expiration of three years from the date of termination.

        We estimate, based upon available fiscal year 2004 information that we can quantify, that if a change of control had occurred on March 31, 2004, and if the employment of any of the executive officers named in the Summary Compensation Table had been terminated on the date of the change of control, they would receive total severance payments in the following amounts: Daniel J. Murphy, Jr., $12,305,653; Nicholas G. Vlahakis, $8,238,603; Eric S. Rangen, $3,824,562; Mark W. DeYoung, $3,390,581; and Jeffrey O. Foote, $2,774,352. These estimates were calculated by an outside consultant and are based on current salaries, actual bonus payments, and actual performance share or performance cash payments. These amounts also include estimated amounts for welfare benefits, retirement benefits, outplacement services, perquisites, the value of accelerating vesting of stock awards, and the excise tax gross up that would be required.

        We have established a grantor trust under which we will set aside funds to satisfy our obligations under the Income Security Plan in the event of a change of control, or earlier at the discretion of our Board of Directors.

Executive Compensation Plan Provisions

        Our Management Compensation Plan, under which annual incentive compensation is paid to executive officers, provides for an accelerated incentive payment in the event of a change of control during a performance period. The payment would be pro-rata, based upon the elapsed portion of the performance period, assuming performance that would result in payment of the target incentive fund.

        Under the terms of our 1990 Equity Incentive Plan, upon a change of control, all stock options, whether or not vested, become exercisable, all shares of restricted stock become fully vested, and a pro-rata portion of performance share awards becomes payable. As noted above, these provisions do not apply to participants in our Income Security Plan.

        Non-vested benefits of participants in our Pension and Retirement Plans will become fully vested immediately upon a change of control.

Definitions

        For purposes of stock grants under our 1990 Equity Incentive Plan prior to August 4, 1998, and the other executive compensation plans referred to above, "change of control" means, subject to some exceptions: an acquisition by any person of beneficial ownership of 20% (35% in the case of grants under our 1990 Equity Incentive Plan on or after May 25, 1994) or more of either our common stock or the combined voting power of our then outstanding voting securities; designated changes of more than 50% in the membership of the Board; or stockholder approval of:

  •
  a merger, reorganization or consolidation which results in the ownership by our stockholders of 50% or less of both the then outstanding common stock, and the combined voting power of the then outstanding voting securities, of the surviving corporation after the transaction;

  •
  a dissolution or liquidation of the Company; or

  •
  a disposition of all or substantially all of our assets.

        Beneficial ownership excludes any shares acquired directly from us under a written agreement with us.

        For purposes of stock grants under our 1990 Equity Incentive Plan on or after August 4, 1998, and our Income Security Plan, the following terms have the following definitions:

        "change of control" means:

  •
  the acquisition of more than 40% of our outstanding voting securities,

  •
  a reorganization, merger or consolidation, or the sale of our assets, that results in our stockholders owning 60% or less of the shares of the surviving company, or

  •
  any other circumstances that the Board determines to be a change of control.

        "cause" means:

  •
  conviction of a felony, or, in certain circumstances, being charged with a felony; or

  •
  a determination by the Board that a participant has defrauded us or, in certain circumstances, committed a material breach of the participant's duties and responsibilities as one of our officers or employees.

        "Qualifying Termination" means:

  •
  termination of employment within three years after a change of control: by us for any reason other than cause or on account of disability; or by the employee upon (1) any reduction in base salary, incentive bonus, or the employee's level of welfare benefits, (2) change of the employee's work location by 50 or more miles, without the employee's consent, and/or a significant change in job responsibilities; or

  •
  termination of employment within one year of a Change Event if: at the request of a third party to negotiations or an agreement with regard to a subsequent change of control; or otherwise in connection with, or in anticipation of, that change of control.

        "Change Event" means:

  •
  designated acquisitions of more than 15% of our voting securities;

  •
  announcement of a third party's intent to acquire us through a tender offer, exchange offer or other unsolicited proposal; or

  •
  designated changes in the majority of the Board.

OTHER PLANS AND AGREEMENTS WITH EXECUTIVE OFFICERS

Employment Agreements

Paul David Miller

        On March 31, 2003, ATK entered into an amended and restated employment agreement with Mr. Miller, which replaced the existing agreement, dated March 31, 2001. Under the amended and restated agreement, the term of Mr. Miller's employment extended until March 31, 2004, including (i) as Chairman of the Board of Directors and as Chief Executive Officer of ATK until September 30, 2003, and (ii) as Chairman of the Board of Directors until March 30, 2004. The employment arrangement with Mr. Miller provided for an annual base salary of $800,000 and an annual incentive bonus of (a) $640,000 if ATK achieved performance goals determined by the Personnel and Compensation Committee of the Board of Directors, or (b) $1,280,000 if ATK achieved a level of performance defined by the Personnel and Compensation Committee to be "outstanding." In addition, among other benefits, the agreement provided for (i) participation in employee benefit plans, including long-term life insurance of $1,500,000; (ii) reimbursement for certain expenditures up to $20,000 per year under ATK's flexible perquisite program; and (iii) financial counseling reimbursement up to $15,000 per year.

        Under the terms of Mr. Miller's employment agreement, upon his retirement on March 31, 2004, Mr. Miller was entitled to receive monthly retirement benefits under a non-qualified supplemental executive retirement plan equal to the excess, if any, of (a) 60% of his final average earnings, determined by calculating the highest 36 consecutive months of base salary and annual cash incentive awards received during the preceding consecutive 60 months, over (b) the sum of (i) the monthly amount payable under the Aerospace Pension Plan, and (ii) the monthly amount payable under Mr. Miller's U.S. military retirement or pension plans. Mr. Miller elected to receive the monthly retirement benefits in a single lump sum payment.

Daniel J. Murphy, Jr.

        On January 21, 2004, ATK entered into an employment agreement with Mr. Murphy. Under the agreement, the term of Mr. Murphy's employment as Chief Executive Officer extends until March 31, 2007. At that time, if neither party objects, the contract automatically extends for a one-year period. This automatic extension may occur three times after the original expiration date of March 31, 2007. The final expiration date, considering the potential automatic renewals, is March 31, 2010.

        The employment arrangement with Mr. Murphy provides for an initial annual base salary of $700,000 and an annual incentive bonus of (a) $500,000 if ATK achieves performance goals determined by the Personnel and Compensation Committee of the Board of Directors, or (b) $1,000,000 if ATK achieves a level of performance defined by the Personnel and Compensation Committee to be "outstanding." These salary and annual bonus levels are subject to review by the Board from time to time but not less than once a year after January 1, 2005. In addition, among other benefits, the agreement provides for (a) participation in long-term performance incentive programs (such as performance share and stock option incentives), (b) participation in employee benefit plans, (c) reimbursement for certain expenditures under ATK's flexible perquisite program; (d) financial counseling reimbursement up to $15,000 per year; and (e) at termination, relocation from his home in the Minneapolis, Minnesota area to his place of choosing in the continental United States.

        In the event (a) Mr. Murphy's employment terminates on March 31, 2007 or at the end of an extension period in accordance with the terms of the agreement, (b) ATK terminates Mr. Murphy's employment without cause during the term of the agreement, (c) Mr. Murphy terminates his employment for good reason, or (d) Mr. Murphy's employment terminates as a result of death or disability, Mr. Murphy, or his spouse, will receive monthly retirement benefits under a non-qualified supplemental executive retirement plan based on the following schedule:

If termination of employment is:	Benefit Percentage Is:
On or after March 31, 2004 and before March 31, 2005	5%
On or after March 31, 2005 and before March 31, 2006	15%
On or after March 31, 2006 and before March 31, 2007	25%
On or after March 31, 2007 and before March 31, 2008	35%
On or after March 31, 2008 and before March 31, 2009	45%
On or after March 31, 2009 and before March 31, 2010	50%

        The benefit percentage is applied to his final average earnings, determined by calculating the highest 60 consecutive months of base salary and annual cash incentive awards received during the preceding consecutive 120 months. The benefit amount will be reduced by any amount due Mr. Murphy under the Pension Equity Plan formula considering previous service under the Aerospace Pension Plan formula. Mr. Murphy is not yet vested in his retirement benefit and will vest in December 2005.

        If ATK terminates Mr. Murphy's employment for cause during the term of the agreement or if Mr. Murphy terminates his employment for other than good reason before March 31, 2007, the supplemental retirement benefits described above will be forfeited. If Mr. Murphy terminates his employment for other than good reason after March 31, 2007 but prior to the final expiration date of the agreement, he will receive the retirement benefits described above. The normal plan provisions allow Mr. Murphy to select the form and timing of distribution of his benefits, including a single lump sum payment.

        In the event of a "Qualifying Termination" or if Mr. Murphy's employment is terminated after a "change of control" of ATK, both as defined above in the section entitled "Definitions" under the heading "Change of Control Arrangements," Mr. Murphy will receive benefits in accordance with the provisions of ATK's Income Security Plan.

        Mr. Murphy also agreed to certain restrictions on competition and non-solicitation of employees for up to two years after his termination of employment if he terminates without good reason or if ATK terminates him without cause or by non-renewal.

Separation Agreement with Jeffrey O. Foote

        On March 30, 2004, ATK entered into a separation agreement with Mr. Foote. Under the agreement, Mr. Foote received (a) $278,000 of severance pay, (b) financial counseling benefits for one year, (c) the use of executive outplacement services, and (d) the right to obtain COBRA health care coverage for one year at reduced rates, the amounts of which are shown above in the Summary Compensation Table. In addition, the agreement provided for the immediate vesting of stock options he held to acquire an aggregate of 23,500 shares of ATK common stock, which options had original vesting dates ranging from January 21, 2005 to January 20, 2007. In exchange, Mr. Foote agreed to

(a) release ATK from any and all claims in connection with his employment or termination of employment, (b) maintain confidential information and trade secrets gained during employment, (c) not make disparaging or defamatory comments about ATK and the employment relationship, and (d) for a period of time, not compete with ATK in the aerospace industry or solicit directly or indirectly ATK employees for employment elsewhere.

Severance Plan

        Effective as of April 1, 2004, the Personnel and Compensation Committee of the Board approved an Executive Severance Plan. In the event of a qualifying termination (which generally is a termination of employment by ATK for convenience or a reduction in force due to lack of business or reorganization), officers of the Company are eligible for 12 months base pay, an additional $15,000 to defray health care costs, and outplacement services. In return, the officer is required to execute a general release of claims against ATK and agree to confidentiality, non-compete, non-solicitation, and non-disparagement provisions.

Nonqualified Deferred Compensation Plan

        Our Nonqualified Deferred Compensation Plan permits eligible employees to defer annually receipt of up to 70% of their base salaries and up to 100% of their annual incentive compensation. The plan allows participants to elect to defer the receipt of CVA payments, performance shares and restricted stock. Deferred amounts are credited with gains and losses based on the performance of deemed investment alternatives, including our common stock, selected by the participant. If a participant elects to defer annual incentive compensation to the ATK stock unit account, ATK makes an additional contribution to that account equal to 10% of the value of the amount deferred. Deferred amounts are always paid in cash. Amounts credited to the ATK stock unit account are paid out based on the market price of our common stock at the time of distribution. Payments are generally made following termination of employment, but the plan permits on-demand distributions, which are subject to a 10% penalty, and provides for pre-selected in-service distributions, financial hardship distributions and distributions in the event of total disability.

        ATK also makes matching contributions to participants' accounts to restore certain matching contributions under ATK's 401(k) plan that were reduced because of compensation that was deferred. In addition, the Personnel and Compensation Committee of the Board may make discretionary contributions to a participant's account under this plan.

        All of the executive officers listed in the Summary Compensation Table in this proxy statement participate in this plan, except Mr. Miller. The number of ATK phantom stock units credited to each of their deferral accounts as of June 7, 2004 was as follows: Mr. Murphy, 22,066; Mr. Vlahakis, 15,388; Mr. Rangen, 9,803; Mr. DeYoung, 3,118; and Mr. Foote, 0.

Indemnification Agreements

        We currently have indemnification agreements with our executive officers providing indemnification relating to their service as officers. This indemnification is identical to that described earlier in this Proxy Statement in the section entitled "Indemnification Agreements" under the heading "Compensation of Directors."

STOCKHOLDER RETURN PERFORMANCE GRAPH

        The following graph compares, for the five fiscal years ended March 31, 2004, the cumulative total return for our common stock with the comparable cumulative total return of two indexes:

  •
  Standard & Poor's Composite 500 Stock Index, a broad equity market index; and

  •
  Dow Jones U.S. Aerospace Index, a published industry index.

        The graph assumes that on April 1, 1999, $100 was invested in our common stock (at the closing price on the previous trading day) and in each of the indexes. The comparison assumes that all dividends, if any, were reinvested. The graph indicates the dollar value of each hypothetical $100 investment as of March 31 in each of the years 2000, 2001, 2002, 2003 and 2004.

Comparison of Five-Year Cumulative Total Return

AUDIT COMMITTEE REPORT

        The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission, the New York Stock Exchange listing standards, and the Company's standards for director independence. In addition, the Board of Directors has determined that Michael T. Smith is an "audit committee financial expert," as defined under applicable federal law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix B. The Audit Committee has sole authority to appoint, terminate or replace the Company's independent auditors. The independent auditors report directly to the Audit Committee.

        Management is responsible for the Company's internal controls and financial reporting process. The Company's independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee is responsible for considering and reviewing with management and the independent auditors the adequacy of these internal controls and accounting functions.

        In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

        The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent auditors that firm's independence.

        Based upon the Audit Committee's review and discussions with management and the independent auditors, and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004, filed with the Securities and Exchange Commission.

Audit Committee

Michael T. Smith, Chair
Gilbert F. Decker
David E. Jeremiah
William G. Van Dyke

FEES PAID TO INDEPENDENT AUDITORS

        Deloitte & Touche LLP acts as the principal auditor for ATK and also provides certain other services. The following table sets forth the amount of audit fees, audit-related fees, tax fees, and all other fees billed for services by Deloitte & Touche LLP for the last two fiscal years. 100% of the fees were pre-approved by the Audit Committee.

	Fiscal Year Ended 3/31/2004	Fiscal Year Ended 3/31/2003
Audit Fees	$863,000	$630,000
Audit-Related Fees	342,000	233,000
Tax Fees	1,520,000	1,210,000
All Other Fees:	0	0

Total Fees	$2,725,000	$2,073,000

        The Audit Fees billed for the fiscal years ended March 31, 2004 and 2003 were for professional services rendered for audits of the annual consolidated financial statements and reviews of the quarterly financial statements included in the Company's quarterly reports on Form 10-Q filed with the SEC, a statutory audit of the Company's captive insurance company, reviews of registration statements and consultations concerning financial accounting and reporting. Audit fees for fiscal year 2004 also included professional services rendered in connection with a comfort letter.

        The Audit-Related Fees billed in each of the fiscal years ended March 31, 2004 and 2003 were for services relating to employee benefit plan audits. Audit-related fees for fiscal year 2004 also were for acquisition-related and accounting consultation services and work relating to compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees for fiscal year 2003 also were for services relating to acquisitions and divestitures and other accounting and auditing services.

        The Tax Fees billed in each of the fiscal years ended March 31, 2004 and 2003 were for services related to tax compliance and tax planning.

        The Audit Committee has considered whether non-audit services provided by the independent auditors during the last fiscal year were compatible with maintaining the independent auditor's independence.

        The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent auditors, including the fees and terms for those services. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals. This designated member is the Chair of the Committee. Any pre-approval by the Chair of the Audit Committee must be presented to the full Committee at its next scheduled meeting.

PROPOSAL 2

RATIFICATION OF
APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP as independent auditors to audit ATK's financial statements for the fiscal year ending March 31, 2005. This appointment is subject to ratification by the stockholders. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

        Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

PROPOSAL 3

STOCKHOLDER PROPOSAL

        Seven stockholders, who claim to be the beneficial owners of a total of 1,364 shares of our common stock, have each submitted the following proposal as joint proponents for consideration by the stockholders at the Annual Meeting. The names and addresses of the proponents and the number of shares of common stock claimed to be owned by each of them are set forth in Appendix C to this Proxy Statement.

TEXT OF PROPOSAL

Weaponization of Space/Missile Defense

        WHEREAS:

        The US Space Command's "Vision for 2020" explicitly articulates the military's plans for waging war from space. Research and deployment of a multi-tiered missile defense system is but a first step in this plan. The Missile Defense Agency plans to begin deploying some capabilities of a Ground-based Midcourse Missile Defense system in 2004. In light of the September 11, 2001 tragedy, we believe that such plans will not enhance our collective security.

        The "Vision for 2020" is "a vector for . . . space strategy into the 21st century," when "space power will . . . evolve into a separate and equal medium of warfare." Plans include "dominating the space dimension of military operations to protect US interests and investment . . . integrating space forces into warfighting capabilities across the full spectrum of conflict."

        A Senate Armed Forces Committee member asserted that "developing space weapons would be 'a mistake of historic proportions' that would trigger an arms race in space." (U.S. News and World Report, "The New Space Race," 11/8/99).

        In 2000, 163 nations supported the UN resolution, "Prevention of An Arms Race in Outer Space," which reaffirmed the 1967 Outer Space Treaty, and specifically its provision reserving space "for peaceful purposes."

        The Missile Defense Agency, for which the administration's FY 2005 budget request is about $9.1 billion, indicates it is moving ahead with a space-based interceptor program.

        Alliant Techsystems, both by recent acquisitions and in its 2003 Annual Report, indicates that its plans for growth include ongoing efforts in missile defense initiatives, part of U.S military space strategy.

  RESOLVED:

        Shareholders request the Board of Directors to provide a comprehensive report describing the various aspects of our Company's involvement in space-based weaponization and missile defense. The report would be made available to shareholders on request by January 2005 (withholding proprietary information and prepared at a reasonable cost).

Supporting Statement

        The proponents of this resolution believe that space is our common heritage to be used for peaceful purposes and the well-being of all peoples and the cosmos. Space-based research, project development and various deployments by the Missile Defense Agency, in our opinion, will lead to the weaponization of space and further contribute to the insecurity of governments worldwide. We suggest that as shareholders we are entitled to company transparency about and accountability for involvement in research, development and promotion of such weapons.

        The report could include:

  •
  Current value of outstanding contracts to develop components of the Space Command's programs and the Missile Defense Agency's programs;

  •
  Amount of the company's own money (versus government funding) spent on in-house research and development in these areas;

  •
  The ethical and financial reasons for involvement in these programs.

BOARD OF DIRECTORS STATEMENT
IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

        Our Board of Directors recommends a vote AGAINST the above stockholder proposal.

        Our business includes the development and production of products under contract with a variety of U.S. government and commercial customers, for both military and civilian purposes, for land, sea, air and space-based applications. The U.S. government and the U.S. Congress, which authorizes the funds for the acquisition of products developed and produced under contracts with the U.S. government and its various branches and agencies, deem some of those products appropriate and necessary for the defense and national security of the United States.

        The above stockholder proposal requests that your Board of Directors provide a comprehensive report describing the various aspects of our Company's involvement in "space-based weaponization and missile defense." We already provide reasonably detailed information regarding our participation in the U.S. Department of Defense's missile defense initiative. In our annual report on Form 10-K we provide descriptions of our products, noting which products are currently in the development stage, and identify the customers and end-users of each product. In our annual and quarterly financial reports we provide current information regarding our research and development expenses, and annually we provide a breakdown of the research and development expenses, quantifying the expenses that are paid by us and those that are paid by our customers for customer-sponsored research. In addition, we provide in our quarterly and annual financial reports sales and other financial information broken out by business segment. While we provide the financial information required to be disclosed by us as a public company, federal law governing the maintenance of secrecy and confidentiality of classified information limits our ability to legally provide a "comprehensive report" regarding our participation in the U.S. Department of Defense's missile defense initiative. Accordingly, the report requested by the named stockholders would exclude any classified information and, therefore, the report may ultimately be of limited use to our Company and our stockholders.

        Reasonable people may disagree about the advisability of our Company selling or developing products for the U.S. Department of Defense's missile defense initiative. However, we believe that our Proxy Statement and Annual Meeting are not the proper forums for this debate. Views on this issue are better addressed to the U.S. government, which has determined as a matter of policy that it is in the best interest of the United States to develop certain military products and to pursue various space-related research and development activities.

        For the reasons described above, we believe that it would not be in the best interests of our Company, or in your best interests as stockholders, to provide the report described in the stockholder proposal. Therefore, we recommend a vote against this proposal.

FUTURE STOCKHOLDER PROPOSALS

        We currently expect to hold our 2005 annual meeting on August 2, 2005. Our By-Laws contain specific requirements that must be complied with by stockholders who wish to present proposals or nominate a candidate for election as a director at an annual meeting of stockholders. We call these requirements "advance notice provisions." Some of these requirements are summarized below. If you would like to receive a copy of the provisions of our By-Laws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

Stockholder Proposals Intended to be Included in Our Proxy Statement; Voting on Proxy Statement Proposals

        If you would like to submit a proposal for us to include in the proxy statement for our 2005 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by February 24, 2005. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

Stockholder Director Nominations

        If you would like to recommend a person for consideration as a nominee for election as a director at our 2005 annual meeting, you must comply with the advance notice provisions of our By-Laws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than March 25, 2005, and no later than April 24, 2005. Additional information regarding the consideration of stockholder recommendations for nominees to the Board can be found in this Proxy Statement under the heading "Corporate Governance—Duties of the Committees—Nominating and Governance Committee."

Other Stockholder Proposals; Discretionary Voting on Other Stockholder Proposals

        If you would like to present a proposal at our 2005 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our By-Laws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) no earlier than March 25, 2005, and no later than April 24, 2005. If we receive an eligible proposal that is not included in our proxy statement, the persons named in our proxy for the 2005 annual meeting will have discretionary authority to vote on the proposal using their best judgment, subject to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934.

General Information

        If the presiding officer at the 2005 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our By-Laws, the proposal or nomination will be ruled out of order and not acted upon.

        The above information is only a summary of some of the requirements of the advance notice provisions of our By-Laws. If you would like to receive a copy of the provisions of our By-Laws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Our directors and executive officers, and any person who owns more than ten percent of our common stock, must file reports with the Securities and Exchange Commission indicating the number of shares of our common stock (and derivative securities) they beneficially owned when they became directors, executive officers or ten percent stockholders. They must file similar reports indicating any changes in their beneficial ownership of these securities. Copies of these reports must also be provided to us. Based upon our review of these reports and written representations from our directors and executive officers, we believe that our directors and executive officers timely filed all required reports for fiscal year 2004, except that Mark Mele, our Senior Vice President—Corporate Strategy & Investor Relations, did not timely report one transaction.

By Order of the Board of Directors,

Ann D. Davidson
Secretary

June 23, 2004

APPENDIX A

ATK Corporate Governance Principles

1.    Number of Directors:    The Certificate of Incorporation of the Company provides that the Board may determine the number of directors who shall be not less than three. The Board believes that ideally the minimum number of directors should be seven.

2.    Director Selection, Qualification, and Orientation:    The directors are elected each year at the annual meeting of shareholders. The Board shall nominate candidates for election as directors at each annual meeting of shareholders and, between annual meetings, shall elect directors to serve until the next annual meeting.

Directors represent the interests of the shareholders of the Company. Directors shall possess high standards of integrity and ethics and must commit the time necessary to carry out their duties including preparation for and attendance at Board and committee meetings. Directors shall notify the Nominating and Governance Committee before accepting a position on the Board of another Company.

The Board shall represent a diversity of talent, experience, expertise and judgment relevant to the Company's strategies and activities.

Each new director shall receive formal orientation to include the Company's strategic plans; its significant financial, accounting and risk-management issues; its compliance policies and programs; its principal officers; and its internal and independent auditors. Through such Company orientation, a director can be fully informed as to their responsibilities and the means at their disposal for the effective discharge of those responsibilities.

3.    Independence:    The Board shall consist of non-employee directors, except that the Chief Executive Officer (CEO) and up to two other senior executives may serve as directors, provided that a majority of the directors shall be independent. A director shall be deemed "independent" if the director qualifies as independent under the listing standards of The New York Stock Exchange.

All Board committees shall be comprised solely of independent directors, except in the case of the Finance Committee. The CEO shall serve on the Finance Committee, and the Chairman of the Board shall serve as the Chair of the Finance Committee. Additional employee directors may serve on the Finance Committee so long as a majority of the committee members are independent directors.

4.    Ethics and Conflicts of Interest:    All directors are expected to act lawfully and ethically at all times and shall adhere to ATK's Code of Business Ethics and Conduct. The Board will not permit any waiver of ATK's Code of Business Ethics and Conduct.

Directors shall avoid any interest that interferes with the interests of the Company. Directors must promptly disclose to the Chairman of the Board of Directors and the Chair of the Nominating and Governance Committee any fact or circumstance that may involve a conflict of interest. If a conflict exists and cannot be resolved, the director should resign.

5.    Director's Responsibilities, Evaluation and Education:    Each director is expected to review all pre-meeting materials in advance of each regular Board and committee meeting or special meeting. Each director is expected to attend and participate in all meetings of the Board of Directors and committee meetings on which he or she is a member.

The Board and each of the committees shall perform an annual self-evaluation prior to the committee's recommendation to the Board of nominees for election as directors at the annual meeting of stockholders, and report the results of its review to the Board. The review shall include a written evaluation by individual Board members in response to an evaluation questionnaire.

Board members shall have free and open access to management.

The Board may obtain the advice and assistance of outside legal, accounting or other advisors as it determines necessary in order to carry out its duties.

The Company shall provide opportunities for director continuing education.

6.    Board Committees:    Committees may be established from time to time to assist in the execution of the Board's responsibilities. The Board has established the following four standing committees: The Finance Committee, the Nominating and Governance Committee, the Audit Committee, and the Personnel and Compensation Committee. Each committee will have a written charter of its responsibilities and duties, which shall be reviewed and approved by the Board. Each committee shall report its activities, actions and recommendations to the Board after each meeting.

Each committee shall annually review the adequacy of its charter, and the Board shall review and approve all committee charters and changes thereto.

7.    Board Meetings:    Each Board meeting agenda shall include an item for "Other Business" during which directors may bring matters before the Board. A preliminary agenda and pre-meeting materials will be sent to all directors in advance of the meeting. The CEO may invite officers and employees to attend Board meetings, provided that the Board shall have discretion to exclude any and all non-members at any time.

Each Board meeting agenda shall include time for an executive session of only the non-employee directors. If the non-employee directors are not all also independent, at least once a year, the independent directors shall hold an executive session in connection with a regular Board meeting at which an independent director shall preside.

8.    Succession Planning:    The CEO will keep the Board apprised of recommended internal and interim successors in the event of the CEO's unexpected departure or disability. The Board shall approve a succession plan for the CEO and key executives.

9.    Compensation of Directors:    The Nominating and Governance Committee annually reviews and compares the Board's compensation to market practice, including peer companies which serve as benchmarks for the Company's financial performance. Changes in Board compensation and benefits shall be recommended by the Nominating and Governance Committee and approved by the Board.

The Board believes that a meaningful portion of director compensation should be paid in ATK common stock to align directors' interests with the long-term interests of the Company's stockholders. Accordingly, each non-employee director will receive an award of ATK common stock at the time the director is first elected to the Board and upon reelection at each subsequent annual meeting of stockholders in such amounts as are approved by the Board. The Board will establish stock ownership guidelines, and the Nominating and Governance Committee shall annually review the stock ownership of each director prior to the committee's recommendation to the Board of nominees for election at the annual meeting of stockholders taking into consideration each nominee's compliance with the stock ownership guidelines.

10.    Director Terms and Retirement:    Mandatory retirement for non-employee directors shall be the annual meeting of stockholders following the director's 70th birthday. Mandatory retirement for employee directors shall be the date of the director's retirement as an employee.

No non-employee director shall serve on the Board past the annual meeting of stockholders following the tenth anniversary of the director's election to the Board. A non-employee director shall promptly offer to resign from the Board if there is a significant change in the director's principal occupation or affiliation, including a change resulting from retirement from such occupation or affiliation.

The Nominating and Governance Committee, in its discretion, may waive the requirement that a non-employee director resign based on age or change in occupation or affiliation.

11.    Annual Compensation Review of Senior Management:    The Personnel and Compensation Committee shall annually approve the goals and objectives for compensating the CEO. The non-employee independent directors, meeting in executive session, shall make decisions concerning CEO compensation, including the evaluation of the performance of the CEO annually regarding payment of an incentive bonus to the CEO. The Chair of the Personnel and Compensation Committee shall communicate the results of the evaluation to the Chief Executive Officer. The Personnel and Compensation Committee shall annually approve the compensation structure for the company's senior management, including the CEO, and shall evaluate and approve their salary, bonus and other incentive and equity compensation.

12.    Communicating with Directors:    Anyone who has a concern about the company's accounting, internal controls or auditing matters or a director's potential conflicts of interest may communicate that concern to the Audit Committee. The communication may be confidential or anonymous and may be submitted in writing or by phone. Information concerning how to report such concerns and how the concerns will be handled is published on the company's website. All concerns will be reviewed by the appropriate directors and by appropriate company personnel in accordance with ATK's Business Ethics and Conduct program. The ATK Code of Business Ethics and Conduct prohibits retaliation against anyone who, in good faith, reports an ethics or integrity concern.

Anyone who wants to communicate with the Company's independent directors on other proper matters may also use this process, which is published on the Company's website, www.atk.com, under Investor Information, Corporate Governance, "Contact the B.O.D".

January 2004

APPENDIX B

Audit Committee of the Board of Directors

Charter

I.     PURPOSE

  The Audit Committee (the "Committee") of Alliant Techsystems Inc. (the "Corporation") is appointed by the Board of Directors to assist the Board in monitoring:

  1.
  the integrity of the Corporation's financial statements;

  2.
  the Corporation's compliance with legal and regulatory requirements;

  3.
  the independent auditor's qualifications and independence; and

  4.
  the performance of the Corporation's internal audit function and independent auditor.

II.    COMPOSITION

  1.
  Number. The Committee shall be comprised of three or more directors as determined by the Board.

  2.
  Independence and Experience. Each member of the Committee shall meet the independence and experience requirements of the New York Stock Exchange.

  3.
  Financial Expert. At least one member of the Committee must be an audit committee financial expert as defined by the Securities and Exchange Commission (the "Commission").

  4.
  Simultaneous Service on Other Audit Committees. Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of the member to serve effectively on the Corporation's Audit Committee.

III.  MEETINGS

  The Committee shall meet at least four times annually, or more frequently as it determines or circumstances dictate to discharge fully its duties and responsibilities outlined in this Charter. The Committee will meet separately, periodically, with management, the Director of Internal Audit, the Director of Business Ethics and Conduct, and the independent auditor in executive sessions. The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV.    RESPONSIBILITIES AND DUTIES

  In meeting its responsibilities, the Committee shall:

  Financial Statement and Disclosure Matters

  1.
  Review and discuss with management and the independent auditor the Corporation's

    •
    annual audited financial statements, including the Corporation's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A), and recommend to the Board whether the audited financial statements should be included in the Corporation's Form 10-K; and

    •
    quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

  2.
  Discuss with management and, as appropriate, the independent auditor, the Corporation's earnings press releases prior to their release to the public, as well as financial information and earnings guidance provided to analysts and rating agencies.

  3.
  Review and discuss quarterly reports from the independent auditors on:

    •
    all critical accounting policies and practices to be used;

    •
    all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

    •
    other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  4.
  Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation's financial statements.

  5.
  Prepare the Audit Committee Report that the Commission rules require be included in the Corporation's annual proxy statement.

  6.
  Review disclosures made to the Committee by the Corporation's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation's internal controls.

  7.
  Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's policies with respect to risk assessment and risk management.

  Oversight of the Corporation's Relationship with Independent Auditors

  8.
  Have the sole authority to appoint, terminate or replace the independent auditor, subject, if applicable, to shareholder ratification. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

  9.
  At least annually, obtain and review a report by the independent auditor describing the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. Also, in order to assess the auditor's independence, the Committee shall review at least annually all relationships between the independent auditor and the Corporation.

  10.
  Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

  11.
  Review and evaluate the lead partner of the independent auditor team.

  12.
  Review and provide prior written consent for all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for the Corporation by its independent auditor. The Committee may delegate 1 or more designated members of the Committee the authority to grant pre-approvals required by this Paragraph. The decision of any member to whom authority is delegated under this Paragraph to pre-approve an activity shall be presented to the full Committee at its next scheduled meeting.

  13.
  Assure the regular rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

  14.
  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work, any restrictions on the scope of the activities or access to requested information, and any significant disagreements with management. The Committee shall approve, in advance, the planned scope of the examination of the Corporation's financial statements by the independent auditor.

  15.
  Set clear hiring policies for employees or former employees of the independent auditor.

  16.
  Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

  Internal Auditors

  17.
  Review and discuss with the independent auditor and management the responsibilities, budget, plan, changes in plan, staffing, activities, organizational structure and qualifications of the internal audit department, as needed.

  18.
  Review the appointment, performance and replacement of the director of internal auditing.

  19.
  Review the regular internal reports to management prepared by the internal auditing department and management's response.

  Ethical and Legal Compliance

  20.
  Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

  21.
  Review the Corporation's policies and practices related to compliance with the law, Code of Business Ethics and Conduct, and conflicts of interest, to be satisfied that such policies are adequate and adhered to by the Corporation.

  22.
  Review, with the Corporation's General Counsel, any legal matter that could have a significant impact on the Corporation's financial statements or compliance policies.

  Other Responsibilities and Duties

  23.
  Conduct an annual performance evaluation of itself.

  24.
  Review and reassess the adequacy of its Charter periodically (at least annually) and recommend any proposed changes to the Board for approval.

  25.
  Report regularly to the Board.

V.     OPERATIONS OF THE COMMITTEE

  1.
  The Secretary of the Corporation, or such other person as may be designated by the Chairperson of the Committee, shall act as secretary and keep the minutes of all meetings of the Committee.

  2.
  The Committee shall promptly inform the Board of all actions taken or issues discussed between Board meetings. This will generally take place at the Board meeting following a Committee meeting.

  3.
  The Committee shall have the authority to the extent it deems necessary or appropriate, to obtain the advice and assistance of independent legal, accounting or other advisors. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

VI.   LIMIT ON AUDIT COMMITTEE'S ROLE

  While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibility of the Corporation's management and the independent auditor.

APPENDIX C

Proponents of Stockholder Resolution

Name and Address of Proponent	Shares
Academy of Our Lady of Lourdes (a/k/a/ Sisters of the Third Order Regular of Saint Francis) 1001 14 St. NW, Suite 100 Assisi Heights Rochester, MN	117
Catholic Foreign Mission Society of America, Inc. (a/k/a/ Maryknoll Fathers and Brothers) P.O. Box 305 Maryknoll, NY	168
Franciscan Sisters of Little Falls, Minnesota 116 Eighth Avenue Southeast Little Falls, MN	94
School Sisters of Notre Dame, St. Louis Province 320 East Ripa Avenue St. Louis, MO	135
School Sisters of Notre Dame, Baltimore Province 6401 North Charles Street Baltimore, MD	337.5
School Sisters of Notre Dame Cooperative Investment Fund 336 East Ripa Ave. St. Louis, MO	175
School Sisters of Notre Dame, Milwaukee Province 13105 Watertown Plank Road Elm Grove, WI	337.5
TOTAL OWNERSHIP	1,364

C-1

PROXY

ALLIANT TECHSYSTEMS INC.

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Daniel J. Murphy, Jr., Eric S. Rangen and Ann D. Davidson as proxies, each with the power to act alone and to appoint a substitute, and authorizes each of them to represent and vote, as specified on the other side of this proxy, all shares of common stock of Alliant Techsystems Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, on Tuesday, August 3, 2004, at the headquarters of the Company at 5050 Lincoln Drive, Edina (suburban Minneapolis), Minnesota, and all adjournments thereof. The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted FOR Proposals 1 and 2, and AGAINST Proposal 3. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.

        For participants in an Alliant Techsystems Inc. 401(k) plan, this proxy card will constitute confidential voting instructions to the plan trustee. These instructions will be followed as directed on the other side. If no choice is specified, the trustee will vote FOR Proposals 1 and 2, and AGAINST Proposal 3. Shares held in the plans for which no voting instructions are received by the trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast by participants in the plans.

        The undersigned hereby acknowledges receipt of the Proxy Statement of the Company.

(Continued and to be signed on the other side, which also includes instructions on how to vote by Internet or telephone)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

ALLIANT TECHSYSTEMS INC.

Corporate Headquarters and Annual Meeting Site:	5050 Lincoln Drive Edina, MN 55436-1097 (telephone: 952-351-3000; web-site: www.atk.com)
Stockholder Inquiries:
Send inquiries concerning transfer of shares, lost certificates or address changes to the Company's Transfer Agent/Registrar, Mellon Investor Services LLC, Overpeck Centre, 85 Challenger Road, Ridgefield Park, NJ 07660 (telephone toll free: 1-800-851-9677; web site: www.melloninvestor.com)
Investor Relations:
Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Mark L. Mele, Senior Vice President—Corporate Strategy and Investor Relations, Alliant Techsystems Inc., 5050 Lincoln Drive, Edina, MN 55436-1097 (telephone: 952-351-3000; e-mail: markl.mele@atk.com)
IF YOU PLAN TO ATTEND THE MEETING, YOU MUST PRESENT THIS ADMISSION TICKET
Admission Ticket
Annual Meeting of Stockholders Tuesday, August 3, 2004 2:00 p.m. local time ALLIANT TECHSYSTEMS INC. 5050 Lincoln Drive Edina, Minnesota 55436-1097
ADMITTANCE MAY BE DENIED WITHOUT A TICKET AND PHOTO IDENTIFICATION

This proxy or voting instruction form will be voted as specified below or, if no choice is specified below, will be voted FOR Proposals 1 and 2, and AGAINST Proposal 3. This proxy is solicited on behalf of the Board of Directors.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

The Board of Directors recommends a vote FOR Items 1 and 2.			The Board of Directors recommends a vote AGAINST Item 3.
1. Election of Directors
Nominees: 01 Frances D. Cook 02 Gilbert F. Decker 03 Ronald R. Fogleman 04 Jonathan G. Guss 05 David E. Jeremiah 06 Roman Martinez IV 07 Paul David Miller 08 Daniel J. Murphy, Jr. 09 Robert W. RisCassi 10 Michael T. Smith 11 William G. Van Dyke	FOR all nominees listed to the left (except as noted below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐	3.	Stockholder Proposal—Weaponization of Space/Missile Defense	FOR ☐	AGAINST ☐	ABSTAIN ☐
Withheld for the nominees you list below. (Write the nominee's name on the space provided below.)	If you are a registered stockholder, consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.

2. Appointment of Independent Auditors	FOR ☐	AGAINST ☐	ABSTAIN ☐
I PLAN TO ATTEND THE MEETING ☐
Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, please give your title.

^ FOLD AND DETACH HERE ^

YOUR VOTE IS IMPORTANT

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies (or plan trustee, if applicable)
to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/atk	OR	Telephone 1-800-435-6710	OR	Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

If you are located outside of the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

IF YOU PLAN TO ATTEND THE MEETING, YOU MUST PRESENT THIS ADMISSION TICKET

[IMPRINT NAME OF STOCKHOLDER]

QuickLinks

TABLE OF CONTENTS
ADMISSION POLICY
GENERAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCKHOLDER RETURN PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
FEES PAID TO INDEPENDENT AUDITORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL 3 STOCKHOLDER PROPOSAL
FUTURE STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPENDIX A
APPENDIX B
APPENDIX C